                                                                         EX 10.6

          INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                        TELECOMMUNICATIONS ACT OF 1996

                         DATED AS OF FEBRUARY 15, 1999

                                BY AND BETWEEN

              NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY,
                                     D/B/A
                         BELL ATLANTIC - MASSACHUSETTS

                                      AND

               FOCAL COMMUNICATIONS CORPORATION OF MASSACHUSETTS

          INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                        TELECOMMUNICATIONS ACT OF 1996

     This Interconnection Agreement (this "Agreement"), under Sections 251 and 252 of the Telecommunications Act of 1996 (the "Act"), is effective as of the 15th day of February, 1999 (the "Effective Date"), by and between New England Telephone and Telegraph Company, d/b/a Bell Atlantic - Massachusetts ("BA"), a Massachusetts corporation with offices at 185 Franklin Street, Boston, Massachusetts, 02110, and Focal Communications Corporation of Massachusetts, ("Focal") a Delaware corporation with offices at 200 N. LaSalle Street, Suite 800, Chicago, Illinois 60601 (each a 'Party" and, collectively, the "Parties").

     WHEREAS, Focal has requested that BA make available to Focal Interconnection service and unbundled Network Elements upon the same terms and conditions as provided in the Interconnection Agreement (and amendments thereto) between Norfolk County Internet, Inc. and BA, dated as of October 2, 1998, for Massachusetts, approved by the Department under Section 252 of the Act the (together with all appendices thereto,"Separate Agreement") and attached as Appendix 1 hereto; and

     WHEREAS, BA has undertaken to make such terms and conditions available to Focal hereby only because of and, to the extent required by, Section 252(i) of the Act.

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Focal and BA hereby agree as follows:

     1.0  INCORPORATION OF APPENDICES BY REFERENCE

     1.1 Except as expressly stated herein, the terms and conditions of the Separate Agreement (as set forth in Appendix 1 hereto), as it is in effect on the date hereof after giving effect to operation of law, and of the other Appendices hereto, are incorporated by reference in their entirety herein and form an integral part of this Agreement.

     1.2 References in Appendix 1 hereto to Norfolk County Internet, Inc. or to NCI shall for purposes of this Agreement be deemed to refer to Focal.

     1.3 References in Appendix 1 hereto to the "Effective Date", the date of effectiveness thereof and like provisions shall for purposes of this Agreement be deemed to refer to the date first written above. Unless terminated earlier in accordance with the terms of Appendix 1 hereto, this Agreement shall continue in effect until the Separate Agreement expires or is otherwise terminated.

     1.4 All references in Appendix 1 hereto to "800/888" shall be deleted in their entirety and replaced with the following: "800/888/877".

     1.5 All usage data to be provided pursuant to Sections 6.3.8 and 6.3.9 of Appendix 1 to Appendix 1 hereto shall be sent to the following address on behalf of Focal:

          Focal Communications Corporation of Massachusetts
          Attn: Director Regulatory Affairs
          200 N. LaSalle Street/Suite 800 Chicago, Illinois 60601

     1.6 All notices, affidavits, exemption-certificates or other communications to Focal related to tax matters shall be sent to the following address:

          Focal Communications Corporation of Massachusetts
          Attn: Director Regulatory Affairs
          200 N. LaSalle Street
          Suite 800
          Chicago, Illinois 60601

     1.7 All notices, affidavits, exemption-certificates or other communications to BA related to tax matters shall be sent to the following address:

          Tax Administration
          Bell Atlantic Corporation
          1095 Avenue of the Americas
          Room 3109
          New York, New York 10036
          Telephone: (212) 395-1280
          Facsimile: (212) 597-2915

     1.8 Notices to Focal under Section 29. 10 of Appendix I to Appendix I hereto shall be sent to the following address:

          Focal Communications Corporation of Massachusetts
          Attn: Director Regulatory Affairs
          200 N. LaSalle Street
          Suite 800
          Chicago, Illinois 60601

     1.9 Notices to BA under Section 29.10 of Appendix I to Appendix I hereto shall be sent to the following address:

          President - Telecom Industry Services
          Bell Atlantic Corporation
          1095 Avenue of the Americas

          40th Floor
          New York, New York 10036
          Facsimile: (212) 597-2585

          with a copy to:

          Bell Atlantic Network Services, Inc.
          Attn: Jack H. White
                Associate General Counsel
          1320 N. Court House Road,8th Floor
          Arlington, Virginia 22201
          Telephone: (703) 974-1368
          Facsimile: (703) 974-0744

          with a copy to:

          Bell Atlantic Massachusetts
          Attn: Bruce P. Beausejour
                General Counsel
          185 Franklin Street
          Room 1403
          Boston, MA 02110
          Telephone: (617) 743-2445
          Facsimile: (617) 737-0648

     1.10 Schedule 4.0 set forth at Appendix 2 hereto shall replace and supersede in its entirety Schedule 4.0 of Appendix 1 hereto.

     2.0  CLARIFICATIONS

     2.1 The entry into, filing and performance by BA of this Agreement does not in any way constitute a waiver by BA of any of the rights and remedies it may have to seek review of any of the provisions of the Separate Agreement, or to petition the Department, other administrative body or court for reconsideration or reversal of any determination made by any of them, or to seek review in any way of any portion of this Agreement in connection with Focal's election under Section 252(i) of the Act. Similarly, the entry into, filing and performance by Focal of this Agreement does not in any way constitute a waiver by Focal of its right to seek review by the Department or any other regulatory or administrative body or court of BA's rejection of Focal's 12/29/98 request pursuant to 252(i) to opt in to the agreement between BA and XCOM

     2.2 The Parties acknowledge that Focal's election to opt in to the NCI agreement occurred subsequent to the DTE's 10\26\98 Order in Docket No. 97-116, which determined that Internet traffic is Local Traffic for purposes of Reciprocal Compensation and therefore required

BA to pay Massachusetts CLECs reciprocal compensation for termination of local traffic to ISPs. BA shall comply with that order with respect to Focal until the FCC, the DTE, or a court of competent jurisdiction with respect to this agreement determines otherwise.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 15th day of February, 1999.


FOCAL COMMUNICATIONS               BELL ATLANTIC-MASSACHUSETTS, INC.
CORPORATION OF MASSACHUSETTS


By:/s/ John R. Barnicle            By:/s/ Jeffrey A. Masoner
   --------------------               -----------------------
Printed: JOHN R BARNICLE           Printed: Jeffrey A. Masoner
        ----------------                   -------------------
Title:   C.O.O.                    Title: Vice-President- Interconnection
      ------------------                 --------------------------------
                                          Services Policy & Planning
                                         --------------------------------

                                  APPENDIX 1

          INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                        TELECOMMUNICATIONS ACT OF 1996

                          DATED AS OF OCTOBER 2, 1998

                                BY AND BETWEEN

                         BELL ATLANTIC - MASSACHUSETTS

                                      AND

                         NORFOLK COUNTY INTERNET, INC.

                               TABLE OF CONTENTS

Section                                                                     Page
1.0  DEFINITIONS                                                               2

2.0  INTERPRETATION AND CONSTRUCTION                                          12

3.0  SCOPE                                                                    12

4.0  INTERCONNECTION PURSUANT TO SECTION 251(c)(2)                            13
     4.1  Scope                                                               13
     4.2  Physical Architecture                                               14
     4.3  Technical Specifications                                            15
     4.4  Interconnection in Additional LATAs                                 15

5.0  TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE
     TRAFFIC PURSUANT TO SECTION 251(c)(2)                                    16
     5.1  Scope of Traffic                                                    16
     5.2  Switching System Hierarchy                                          16
     5.3  Trunk Group Architecture and Traffic Routing                        17
     5.4  Signaling                                                           18
     5.5  Grades of Service                                                   18
     5.6  Measurement and Billing                                             18
     5.7  Reciprocal Compensation Arrangements -- Section 251(b)(5)           19

6.0  TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC
     PURSUANT TO 251(c)(2)                                                    21
     6.1  Scope of Traffic                                                    21
     6.2  Trunk Group Architecture and Traffic Routing                        21
     6.3  Meet-Point Billing Arrangements                                     21

7.0  TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC
     7.1  Information Services Traffic
     7.2  Tandem Transit Service
     7.3  911/E911 Arrangements

8.0  NUMBER RESOURCES, RATE CENTERS,AND RATING POINTS                         26

9.0  NETWORK MAINTENANCE AND MANAGEMENT; OUTAGES                              27
     9.1  Cooperation                                                         27
     9.2  Responsibility for Following Standards                              27
     9.3  Interference or Impairment                                          27

     9.4  Repeated or Willful Noncompliance                                   27
     9.5  Outage Repair Standard                                              28
     9.6  Notice of Changes - Section 251(c)(5)                               28
     9.7  Fraud                                                               28

10.0 JOINT NETWORK IMPLEMENTATION AND GROOMING PROCESS,
     INSTALLATION, MAINTENANCE, TESTING & REPAIR                              29
     10.1 Joint Network Configuration and Grooming Process                    29
     10.2 Installation, Maintenance, Testing and Repair                       29
     10.3 Network Reliability Council                                         29
     10.4 Forecasting Requirements for Trunk Provisioning                     30
     10.5 Demand Management Forecasts                                         31

11.0 UNBUNDLED ACCESS -- SECTION 251(c)(3)                                    32
     11.1  Available Network Elements                                         32
     11.2  Unbundled Local Loop ("LJLL") Types                                32
     11.3  Unbundled Switching Elements                                       34
     11.4  Unbundled Inter Office Facilities                                  34
     11.5  Operations Support Systems                                         34
     11.6  Limitations on Unbundled Access                                    34
     11.7  Availability of Other Network Elements on an Unbundled Basis       35
     11.8  Provisioning of Unbundled Local Loops                              35
     11.9  Maintenance of Unbundled Network Elements                          37
     11.10 Other Terms and Conditions Including Rates and Charges             37

12.0 RESALE -- SECTION 251(c)(4) and 251(b)(2)                                38
     12.1 Availability of Wholesale Rates for Resale                          38
     12.2 Availability of Retail Rates for Resale                             38
     12.3 Additional Terms Governing Resale and Use of BA Services            38

13.0 COLLOCATION -- SECTION 251(c)(6)                                         40
     13.6  Dedicated Transit Service                                          40

14.0 NUMBER PORTABILITY -- SECTION 251(b)(2)                                  42
     14.1  Scope                                                              42
     14.2  Procedures for Providing INP Through Remote Call Forwarding        42
     14.3  Procedures for Providing INP Through Route Indexing                44
     14.4  Procedures for Providing INP Through Full NXX Code Migration       44
     14.5  Other Interim Number Portability Options                           44
     14.6  Receipt of Terminating Compensation on Traffic to INP'ed Numbers   44
     14.7  Recovery of 1NP Costs Pursuant to FCC Order and Rulemaking         45

15.0 DIALING PARITY -- SECTION 251(b)(3)                                      46

16.0 ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4)                             46

17.0 DATABASES AND SIGNALING                                                  46

18.0 COORDINATED SERVICES ARRANGEMENTS                                        47
     18.1 Intercept and Referral Announcements                                47
     18.2 Coordinated Repair Calls                                            47
     18.3 Customer Authorization                                              47

19.0 DIRECTORY SERVICES ARRANGEMENTS                                          49
     19.1  Directory Listings and Directory Distributions                     49
     19.2  Directory Assistance and Operator Services                         50
     19.3  Directory Assistance Call Completion                               51
     19.4  Directory Assistance Credits                                       52
     19.5  Direct Access to Directory Assistance                              52
     19.6  Inward Operator Services                                           52
     19.7  Operator Services                                                  53
     19.8  0+ Mechanized Operator Calls (Calling Card, Collect,
            Bill to Third Number)                                             54
     19.9  0- Operator Handled Calls (Calling Card, Collect,
           Bill to Third Number)                                              54
     19.10 Operator Emergency Bulletin Service                                55
     19.11 Operator Passthrough Service                                       55

20.0 COORDINATION WITH TARIFF TERMS                                           56

21.0 INSURANCE                                                                57

22.0 TERM AND TERMINATION                                                     58

23.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES                             58

24.0 CANCELLATION CHARGES                                                     59

25.0 INDEMNIFICATION                                                          59

26.0 LIMITATION OF LIABILITY.                                                 60

27.0 PERFORMANCE STANDARDS FOR SPECIFIED ACTIVITIES                           61
     27.1 Performance Standards                                               61
     27.2 Performance Reporting                                               61

28.0 COMPLIANCE WITH LAWS; REGULATORY APPROVAL                                62

29.0 MISCELLANEOUS                                                            63
     29.1  Authorization                                                      63
     29.2  Independent Contractor                                             63
     29.3  Force Majeure                                                      63
     29.4  Confidentiality                                                    64
     29.5  Choice of Law                                                      65
     29.6  Taxes                                                              65
     29.7  Assignment                                                         65
     29.8  Billing and Payment; Disputed Amounts                              65
     29.9  Dispute Resolution                                                 67
     29.10 Notices                                                            67
     29.11 Section 252(i) Obligations                                         68
     29.12 Joint Work Product                                                 68
     29.13 No Third Party Beneficiaries; Disclaimer of Agency                 68
     29.14 No License                                                         69
     29.15 Technology Upgrades                                                70
     29.16 Survival                                                           70
     29.17 Entire Agreement                                                   70
     29.18 Counterparts                                                       70
     29.19 Modification, Amendment, Supplement, or Waiver                     70
     29.20 Successors and Assigns                                             70
     29.21 Publicity and Use of Trademarks or Service Marks                   70
     29.22 Restructured/New Rates                                             70
     29.23 Integrity of BELL ATLANTIC Network                                 71

LIST OF SCHEDULES AND EXHIBITS

                                   Schedules

Schedule 1.0      Certain Terms As Defined in the Act, As of the Effective Date

Schedule 4.0      Network Interconnection Schedule

Schedule 7.1.4    Billing Arrangements for Variable-Rated Information Services
                  Calls

Exhibits

Exhibit A         Bell Atlantic - Massachusetts and NCI Pricing Schedule

Exhibit B         Network Element Bona Fide Request

Exhibit C         Directory Assistance and IntraLATA Operator Services
                  Agreement for Competitive Local Exchange Carriers

          INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                        TELECOMMUNICATIONS ACT OF 1996

     This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is effective as of the 2nd day of October, 1998 (the "Effective Date"), by and between New England Telephone and Telegraph Company d/b/a Bell AtlanticMassachusetts ("BA" or "Bell Atlantic'), a New York corporation with offices at 185 Franklin Street, Boston, MA, 02110, and Norfolk County Internet, Inc. ("NCI"), a Massachusetts corporation, with offices at Unit 12A, Depot Plaza, 13-25 Main Street, Franklin, Massachusetts, 02038.

     WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide Telephone Exchange Services, Switched Exchange Access Services, and other Telecommunications Services (all as defined below) to their respective customers;

     WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Act (as defined below) and additional services as set forth herein; and

     WHEREAS, Sections 251, 252, and 271 of the Telecommunications Act of 1996 have specific requirements for interconnection, unbundling, and service resale, commonly referred to as the "Checklist", and the Parties intend that this Agreement meet those Checklist requirements.

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NCI and BA hereby agree as follows:

     This Agreement sets forth the terms, conditions and pricing under which BA and NCI (individually, a "Party" and collectively, the "Parties") will offer and provide to each other network Interconnection, access to Network Elements, ancillary services, and wholesale Telecommunications Services available for resale within each LATA in which they both operate within the Commonwealth of Massachusetts. As such, this Agreement is an integrated package that reflects a balancing of interests critical to the Parties. It will be submitted to the Massachusetts Department of Telecommunications and Energy, and the Parties will specifically request that the DTE refrain from taking any action to change, suspend or otherwise delay implementation of the Agreement.

1.0  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings specified below in this Section 1.0. For convenience of reference only, the definitions of certain terms that are As

Defined in the Act (as defined below) are set forth on Schedule 1.0. Schedule
1.0 sets forth the definitions of such terms as of the date specified on such Schedule and neither Schedule 1.0 nor any revision, amendment or supplement thereof intended to reflect any revised or subsequent interpretation of any term that is set forth in the Act is intended to be a part of or to affect the meaning or interpretation of this Agreement.

     1.1 "Act" means the Communications Act of 1934 (47 U.S.C.(S)151 et seq.) as
                                                                     ------
amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or a Commission within its state of jurisdiction.

     1.2 "ADSU or "Asymmetrical Digital Subscriber Line" is a digital loop transmission technology which permits the transmission of up to 6 Mbps downstream (from the CO to the end-user customer) and up to 640 kbps digital signal upstream (from the end-user customer to the CO).

     1.3 "Affiliate" is As Defined in the Act.

     1.4 "Agreement" means this Interconnection Agreement under Sections 251 and 252 of the Act and all the Exhibits, Schedules, addenda, and attachments referenced herein and/or appended hereto

     1.5 "Agreement for Switched Access Meet Point Billing" means the Agreement for Switched Access Meet Point Billing between the Parties.

     1.6 "Ancillary Traffic" means all traffic that is destined for ancillary services, or that may have special billing requirements, including but not limited to the following: BLV/BLVI, Directory Assistance, 911/E911, Operator Services (IntraLATA call completion), IntraLATA third party, collect and calling card, 800/888 database query, LIDB, and information services requiring special billing arrangements between the Parties.

     1.7 "Applicable Laws" or "Applicable Law" means all laws, regulations, and orders applicable to each Party's performance of its obligations hereunder.

     1.8 "As Defined in the Act" means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     1.9 "As Described in the Act" means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     1.10"Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party.

     1.11 "Bona Fide Request" or "BFR" means the process described on Exhibit B that prescribes the terms and conditions relating to a Party's request that the other Party provide a BFR Item (as defined in Exhibit B) not otherwise provided by the terms of this Agreement.

     1.12 "Busy Line Verification" or "BLV" means an operator request for a status check on the line of a called party. The request is made by one Party's operator to an operator of the other Party. The verification of the status check is provided to the requesting operator.

     1.13 "Busy Line Verification Interrupt" or "BLVI" means a service that may be requested and provided when Busy Line Verification has determined that a line is busy due to an ongoing call. BLVI is an operator interruption of that ongoing call to inform the called party that a calling party is seeking to complete his or her call to the called party.

     1.14 "Calling Party Number" or "CPN" is a Common Channel Signaling ("CCS") parameter which refers to the number transmitted through a network identifying the calling Party.

     1.15 "Central Office Switch" means a switch used to provide
Telecommunications Services, including, but not limited to:

          (a) "End Office Switch" or "End Office" is a switching entity that is used to terminate Customer station Loops for the purpose of Interconnection to each other and to trunks;and

          (b) "Tandem Office Switch" or "Tandem Office" or "Tandem" is a switching entity that has billing and recording capabilities and is used to connect and switch trunk circuits between and among End Office Switches and between and among End Office Switches and carriers' aggregation points, points of termination, or points of presence, and to provide Switched Exchange Access Services.

     A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

     1.16 "CLASS Features" means certain CCS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification; Call Return and future CCS-based offerings.

     1.17 "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements offered by the second Party on an unbundled basis that has been installed and maintained at the premises of a second Party (the "Housing Party"). For purposes of Collocation, the "premises" of a Housing Party is limited to a Housing Party Wire Center, other mutually agreedupon locations of the Housing Party, or any location for which Collocation has been ordered by the FCC or Commission. Collocation may be "physical" or "virtual". In "Physical Collocation", the Collocating Party installs and maintains its own equipment in the Housing Party's premises. In "Virtual Collocation", the Housing Party owns, installs, and maintains equipment dedicated to use by the Collocating Party in the Housing Party's premises. BA currently provides Collocation under terms, rates, and conditions as described in tariffs on file or soon to be filed with the FCC or the Commission.

     1.18 "Commission" or "DTE" means the Massachusetts Department of Telecommunications and Energy.

     1.19 "Common Channel Signaling" or "CCS" means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCS used by the Parties shall be SS7.

     1.20 "Competitive Local Exchange Carrier" or "CLEC" means any Local Exchange Carrier other than BA, operating as such in BA's service territory in Massachusetts. NCI is or will shortly become a CLEC.

     1.21 "Cross Connection" means a jumper cable or similar connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between (i) the Collocating Party's equipment and (ii) the equipment or facilities of the Housing Party.

     1.22 "Customer" means a third-Party residence or business that subscribes to Telecommunications Services provided by either of the Parties.

     1.23 "Customer Proprietary Network Information" or "CPNI" is As Defined in the Act.

     1.24 "Dialing Parity" is As Defined in the Act. As used in this Agreement, Dialing Parity refers to both Local Dialing Parity and Toll Dialing Parity. "Local Dialing Parity" means the ability of Telephone Exchange Service Customers of one LEC to select a provider and make local calls without dialing extra digits. "Toll Dialing Parity" means the ability of Telephone Exchange Service Customers of a LEC to place toll calls (inter or IntraLATA) which are routed to a toll carrier (IntraLATA or InterLATA) of their selection without dialing access codes or additional digits and with no unreasonable dialing delay.

     1.25 "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

     1.26 "Digital Signal Level 0" or "DSO" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

     1.27 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the timedivision multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

     1.28 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the timedivision multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

     1.29 "Exchange Access" is As Defined in the Act.

     1.30 "Exchange Message Interface" or "EMI" means the standard used for exchange of telecommunications message information among Telecommunications Carriers for billable, nonbillable, sample, settlement and study data. EMI format is contained in document SR-320 published by Alliance for Telecommunications Industry Solutions ("ATIS"), which defines industry standards for Exchange Message Interface.

     1.31 "FCC" means the Federal Communications Commission.

     1.32 "FCC Regulations" means Title 47 of the Code of Federal Regulations.

     1.33 "Fiber Meet" means an Interconnection architecture method whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

     1.34 HDSL is a digital loop transmission technology which permits the transmission of up to 768 kbps simultaneously in both directions on a single non-loaded, twisted copper pair or up to 1544 kbps simultaneously in both directions on two non-loaded, twisted copper pairs.

     1.35 "Incumbent Local Exchange Carrier" or "ILEC" is As Defined in the Act. For purposes of this Agreement, BA is an Incumbent Local Exchange Carrier.

     1.36 "Independent Telephone Company" or "ITC" means any entity other than BA which, with respect to its operations within Massachusetts, is an Incumbent Local Exchange Carrier.

     1.37 "Information Services" is As Defined in the Act.

     1.38 "Information Service Traffic" means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party's switched voice information services platform (i.e., 976, 550, 540, 970,940).
                               ----                                         5

     1.39 "Inside Wire" or "Inside Wiring" means all wire, cable, terminals, hardware, and other equipment or materials on the Customer's side of the Rate Demarcation Point.

     1.40 "Integrated Digital Loop Carrier" or "IDLC" means a subscriber loop carrier system which integrates within the switch at a DS I level that is twenty-four (24) loop transmission paths combined into a 1.544 Mbps digital signal.

     1.41 "Integrated Services Digital Network" or "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-
ISDN) provides for a digital transmission of two 64 Kbps bearer channels and one 16 Kbps data and signaling channel (2B+D). Primary Rate Interface-ISDN ("PRI-ISDN") provides for digital transmission of twenty three (23) 64 kbps bearer channels and one (1) 64 kpbs data and signaling channel (23 B+D).

     1.42 "Interconnection" is As Described in the Act and refers to the connection of separate pieces of equipment or transmission facilities within, between, or among networks for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

     1.43 "Interexchange Carrier" or "IXC" means a carrier that provides, directly or indirectly, InterLATA or IntraLATA Telephone Toll Services.

     1.44 "Interim Telecommunications Number Portability" or "INP" is As Described in the Act.

     1.45 "InterLATA Service" is As Defined in the Act.

     1.46 "IntraLATA Toll Traffic" means those intraLATA calls that are not defined as Local Traffic in this Agreement.

     1.47 "Line Side" means an End Office Switch connection that provides transmission, switching and optional features suitable for Customer connection to the public switched network, including loop start supervision, ground start supervision, and signaling for basic rate ISDN service.

     1.48 "Local Access and Transport Area" or "LATA" is As Defined in the Act.

     1.49 "Local Exchange Carrier" or "LEC" is As Defined in the Act. The Parties to this Agreement are or will shortly become Local Exchange Carriers.

     1.50 "Local Traffic", means traffic that is originated by a Customer of one Party on that Party's network and terminates to a Customer of the other Party on that other Party's network, within a given local calling area, or expanded area service ("EAS") area, as defined in

BA's effective Customer tariffs, or, if the Commission has defined local calling areas applicable to all LECs, then as so defined by the Commission.

     1.51 "Main Distribution Frame" or "MDF" means the ultimate point at which outside plant facilities terminate within a Wire Center, for interconnection to other telecommunications facilities within the Wire Center.

     1.52 "Meet-Point Billing" or "MPB" means the process whereby each Party bills the appropriate tariffed rate for its portion of a jointly provided Switched Exchange Access Service as agreed to in the Agreement for Switched Access Meet Point Billing.

     1.53 "Network Element" is As Defined in the Act.

     1.54 "Network Interface Device" or "NID" means the BA-provided interface terminating BA's telecommunications network on the property where the Customer's service is located at a point determined by BA.

     1.55 "North American Numbering Plan" or "NANP" means the numbering plan used in the United States, Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

     1.56 "Numbering Plan Area", or "NPA" is also sometimes referred to as an area code. there are two general categories of NPAs. "Geographic NPAs" and "Non-Geographic NPAs". A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A Non-Geographic NPA, also known as a "Service Access Code" or "SAC Code", is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas; 800, 900, 700, 500 and 888 are examples of Non-Geographic NPAs.

     1.57 "Number Portability" or "NP" is As Defined in the Act.

     1.58 "NXV, "NXX Code", or "End Office Code" means the three-digit switch entity indicator (i.e. the first three digits of a seven digit telephone number).

     1.59 "Party" means either BA or NCI and "Parties" means BA and NCI.

     1.60 "Permanent Number Portability" or "PNP" means the use of a database or other technical solution that comports with regulations issued by the FCC to provide Number Portability for all customers and service providers.

     1.61 "Port Element" or "Port" means a termination on a Central Office Switch that permits Customers to send or receive Telecommunications over the public switched network, but does not include switch features or switching functionality.

     1.62 "POT Bay" or "Point of Termination Bay" means the intermediate distributing frame system which serves as the point of demarcation for collocated Interconnection.

     1.63 "Rate Center" or "Rate Center Area" or "Exchange Area" means the geographic area that has been identified by a given LEC as being associated with a particular NPA-NXX code which has been assigned to the LEC for its provision of Telephone Exchange Services. The Rate Center Area is the exclusive geographic area which the LEC has identified as the area within which it will provide Telephone Exchange Services bearing the particular NPA-NXX designation associated with the specific Rate Center Area. A "Rate Center Point" is the finite geographic point identified by a specific V&H coordinate (as defined in Bellcore Special Report SR-TSV-002275), located within the Rate Center Area and used by that LEC to measure distance for the purpose of billing Customers for distance sensitive Telephone Exchange Services and Toll Traffic. Rate Centers will be identical for each Party until such time as NCI is permitted by an appropriate regulatory body to create its own Rate Centers within an area.

     1.64 "Rate Demarcation Point" means the point where network access recurring charges and BA responsibility stop and beyond which Customer responsibility begins, determined in accordance with FCC rules and BA standard operating practices.

     1.65 "Rating Point" or "Routing Point" means a specific geographic point identified by a specific V&H coordinate. The Rating Point is used to route inbound traffic to specified NPANXXs and to calculate mileage measurements for the distance-sensitive transport charges of switched access services. Pursuant to Bell Communications Research, Inc. ("Bellcore") Practice BR 795-100-100 (the "Bellcore Practice"), the Rating Point may be an End Office location. or a "LEC Consortium Point of Interconnection." Pursuant to that same Bellcore Practice, each "LEC Consortium Point of Interconnection" shall be designated by a common language location identifier ("CLLI") code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Rating Point must be located within the LATA in which the corresponding NPA/NXX is located. However, the Rating Point associated with each NPA-NXX need not be the same as the corresponding Rate Center Point, nor must it be located within the corresponding Rate Center Area, nor must there be a unique and separate Rating Point corresponding to each unique and separate Rate Center.

     1.66 "Reciprocal Compensation" is As Described in the Act, and refers to the payment arrangements that recover costs incurred for the transport and termination of Reciprocal Compensation Traffic originating on one Party's network and terminating on the other Party's network.

     1.67 "Reciprocal Compensation Call" or "Reciprocal Compensation Traffic" means a Telephone Exchange Service Call completed between the Parties, which qualifies for Reciprocal

Compensation pursuant to the terms of this Agreement and prevailing Commission or FCC rules that may exist.

     1.68 "Route Indexing" means the provision of Interim Number Portability through the use of direct trunks provisioned between end offices of BA and NCI over which inbound traffic to a ported number will be routed.

     1.69 "Service Control Point" or "SCP" means a node in the Common Channel Signaling network to which informational requests for service handling, such as routing, are directed and processed. The SCP is a real time database system that, based on a query from a service switching point and via a Signaling Transfer Point, performs subscriber or application-specific service logic, and then sends instructions back to the SSP on how to continue call processing.

     1.70 "Signaling Transfer Point" or "STP" means a specialized switch that provides SS7 network access and performs SS7 message routing and screening.

     1.71 "Single Bill/Multiple Tariff" shall mean that one bill is rendered to the IXC from all LECs who are jointly providing access service. A single bill consists of all rate elements applicable to access services billed on one statement of charges under one billing account number using each Party's appropriate access tariffs. The bill could be rendered by or on behalf of, either of the Parties.

     1.72 "Strapping" means the act of installing a permanent connection between a point of termination bay and a collocated interconnector's physical Collocation node.

     1.73 "Switched Access Detail Usage Data" means a category 1101XX record as defined in the EMI Alliance for Telecommunications Industry Solutions document SR-320.

     1.74 "Switched Access Summary Usage Data" means a category 1150XX record as defined in the EMI Alliance for Telecommunications Industry Solutions document SR-320.

     1.75 "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include but may not be limited to: Feature Group A, Feature Group B, Feature Group D, 700 access, 800 access, 888 access, and 900 access.

     1.76 "Switching Element" is the unbundled Network Element that provides a CLEC the ability to use switching functionality in a BA End Office switch, including all vertical services that are available on that switch, to provide Telephone Exchange Service to its end user customer(s).

     1.77 "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base transmission rate is 51.84 Mbps (OC-1/STS-1) and higher rates are direct multiples of the base rate.

     1.78 "Tariff" means any applicable federal or state tariff of a Party, or standard agreement or other document that sets forth the generally available terms and conditions, each as may be amended by the Party from time to time, under which a Party offers a particular service, facility, or arrangement. A Tariff shall not include BA's "Statement of Generally Available Terms and Conditions for Interconnection, Unbundled Network Elements, Ancillary Services and Resale of Telecommunications Services" which has been approved or is pending approval by the Commission pursuant to Section 252(f) of the Communications Act of 1934, 47 U.S.C. (S) 252(f).

     1.79 "Technically Feasible Point" is As Described in the Act.

     1.80 "Telecommunications" is As Defined in the Act.

     1.81 "Telecommunications Act" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

     1.82 "Telecommunications Carrier" is As Defined in the Act.

     1.83 "Telecommunications Service" is As Defined in the Act.

     1.84 "Telephone Exchange Service" sometimes also referred to as "Exchange Service," is As Defined in the Act. Telephone Exchange Service generally provides the Customer with a telephonic connection to, and a unique telephone number address on, the public switched telecommunications network, and enables such Customer to place or receive calls to all other stations on the public switched telecommunications network.

     1.85 "Telephone Exchange Service Call" or "Telephone Exchange Service Traffic" means a call completed between two Telephone Exchange Service Customers of the Parties located in the same LATA, originated on one Party's network and terminated on the other Party's network where such call was not carried by a third Party as either a presubscribed call (1+) or a casual dialed (10XXX) or (101XXX) call. Telephone Exchange Service Traffic is transported over Traffic Exchange Trunks.

     1.86 "Telephone Toll Service" (or "Toll Traffic"), is As Defined in the
Act.

     1.87 "Transit Traffic" means any traffic that originates from or terminates at NCI's network, "transits" BA's network substantially unchanged, and terminates to or originates from a

                 NCI - BELL ATLANTIC Interconnection Agreement


third carrier's network, as the case may be. "Transit Service" provides NCI with the ability to use its connection to a BA Tandem for the delivery of calls which originate or terminate with NCI and terminate or originate from a carrier other than BA, such as another CLEC, a LEC other than BA, or a wireless carrier. In these cases, neither the originating nor terminating Customer is a Customer of BA. This service is provided through BA's Tandems and applies only where the terminating End Office of the third carrier subtends the BA Tandem. "Transit Traffic" and "Transit Service" do not include or apply to traffic that is subject to an effective Meet-Point Billing arrangement.

     1.88 "Trunk Side" means a Central Office Switch connection that is capable of, and has been programmed to treat the circuit as, connecting to another switching entity (e.g. another carrier's network). Trunk Side connections offer
                  ---
those transmission and signaling features appropriate for the connection of switching entities.

     1.89 "Unbundled Local Loop" or "ULL" or "Loop" means a transmission path that extends from the Main Distribution Frame, DSX panel or functionally comparable piece of equipment in the Customer's serving End Office to the Rate Demarcation Point (or network interface device (NID) if installed) in or at a Customer's premises. The actual loop transmission facilities used to provide an ULL may utilize any of several technologies.

     1.90 "Undefined Terms" means the Parties acknowledge that terms may appear in this Agreement which are not defined and agree that any such terms shall be construed in accordance with their customary usage in the telecommunications industry as of the effective date of this Agreement, except that any undefined term herein shall be interpreted in accordance with the definition or its use in the FCC Interconnection Order and the FCC Further Interconnection Order.

     1.91 "Voice Grade" means either an analog signal of 300 to 3000 Hz or a digital signal of 56/64 kilobits per second. When referring to digital voice grade service (a 56/64 kbps channel), the terms "DS-0" or "sub-DS-1" may also be used.

     1.92 "Wire Center" means a building or portion thereof in which a Party has the exclusive right of occupancy and which serves as Routing Point for Switched Exchange Access Service.

2.0  INTERPRETATION AND CONSTRUCTION

     2.1 All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including BA or other third Party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, statute, regulation, or rule or tariff as amended and

                 NCI - BELL ATLANTIC Interconnection Agreement

supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision).

     2.2 Subject to the terms set forth in Section 20 regarding rates and charges, each Party hereby incorporates by reference those provisions of its tariffs that govern the provision of any of the services or facilities provided hereunder. If any provision of this Agreement and an applicable tariff cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this Agreement shall prevail, provided that in all cases the more specific shall prevail over the more general. If any provision contained in this main body of the Agreement and any Schedule or Exhibit hereto cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this main body of the Agreement shall prevail. The fact that a condition, right, obligation, or other term appears in this Agreement but not in any such tariff shall not be interpreted as, or be deemed grounds for finding, a conflict for purposes of this Section 2.

3.0  SCOPE

     3.1 This Agreement sets forth the terms, conditions and pricing under which BA and NCI will offer and provide to each other within each LATA in which they operate within Massachusetts: i) interconnection and access to unbundled Network Elements and ancillary services for their respective use in providing Telephone Exchange Service; ii) resale of local Telecommunications Services; and
iii) services related to i) and ii). As such, this Agreement is an integrated package that reflects a balancing of interests critical to the Parties. It will be submitted to the DTE, and the Parties will refrain from requesting any action to change, suspend or otherwise delay implementation of the Agreement.

     3.2 Subject to the terms and conditions of this Agreement, each Party shall exercise commercially reasonable efforts to enable NCI to provide fully operational service predominantly over its own Telephone Exchange Service facilities to business and residential Customers in the Commonwealth of Massachusetts. The parties agree that the performance of the terms of this Agreement will satisfy BA's obligation to provide Interconnection under Section 251 of the Act, and the requirements of the Competitive Checklist, under Section 271 of the Act.


4.0  INTERCONNECTION PURSUANT TO SECTION 251(c)(2)

     4.1  INTERCONNECTION ACTIVATION

     NCI represents that it is, or intends to become, a provider of Telephone Exchange Service to residential and business subscribers offered exclusively over its own Telephone Exchange Service facilities or predominantly over its own Telephone Exchange Service facilities in combination with the use of unbundled Network Elements purchased from another entity and the resale of the Telecommunications Services of other carriers.

     4.2  SCOPE OF TRAFFIC

     The types of traffic to be exchanged under this Agreement shall be Local Traffic, IntraLATA Toll (and InterLATA Toll, as applicable) Traffic, Tandem Transit Traffic, Meet Point Billing Traffic, and Ancillary Traffic. Subject to the terms and conditions of this Agreement, Interconnection of the Parties facilities and equipment for the transmission and routing of Local Traffic and Toll Traffic pursuant to this Section 4.0 shall be established on or before the corresponding "Interconnection Activation Date" shown for each such LATA within the Commonwealth of Massachusetts on Schedule 3.0 and in accordance with the terms and conditions set forth in section 10. Schedule 4.0 may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect additional or changed Interconnection Points in Massachusetts by attaching one or more supplementary addenda to such Schedule.

     4.3  TRUNK TYPES AND INTERCONNECTION POINTS

          4.3.1 Section 4 describes the architecture for Interconnection of the Parties' facilities and equipment over which the Parties shall configure the following separate and distinct trunk groups:

     Traffic Exchange Trunks for the transmission and routing of terminating Local Traffic, Tandem Transit Traffic, translated LEC IntraLATA 800/888 traffic, IntraLATA Toll Traffic, and, where agreed to between the Parties and as set forth in subsection 4.2.8 below, InterLATA Toll Traffic between their respective Telephone Exchange Service customers pursuant to Section 251(c)(2) of the Act, in accordance with Section 5 below;

     Access Toll Connecting Trunks for the transmission and routing of Exchange Access traffic, including translated InterLATA 800/888 traffic, between NCI Telephone Exchange Service customers and purchasers of Switched Exchange Access Service via a BA Tandem, pursuant to Section 251(c)(2) of the Act, in accordance with Section 6 below;

     Information Services Trunks for the transmission and routing of terminating Information Services Traffic in accordance with Section 7 below;

     LSV/VCI Trunks for the transmission and routing of terminating LSV/VCI traffic, in accordance with Section 7 below;

     911/E911 Trunks for the transmission and routing of terminating 911/E911 traffic, in accordance with Section 7 below;

     Directory Assistance Trunks for the transmission and routing of terminating directory assistance traffic, in accordance with subsection 19.4 below;

     Operator services (IntraLATA call completion) Trunks for the transmission and routing of terminating IntraLATA call completion traffic, in accordance with subsection 19.4 below; and

     Others trunks as may be requested and agreed to by the Parties.

          4.3.2 As and to the extent required by Section 251 of the Act, the parties shall provide interconnection of their networks at any technically feasible point. The Point of Interconnection ("POI") for the transport and termination of traffic shall be:

     i) at a BA end office or BA tandem for traffic terminating to BA customers;
     ii) at a CLEC Central Office for traffic terminating to CLEC customers;
     iii)      to a Mid-Span Fiber Meet arrangement as provided in Section 4.3;
     iv)       or any other points as mutually agreed to by the parties.

          4.3.3 The Parties shall establish interconnection points (collectively, the "Interconnection Points" or "IPs") at the available locations designated in Schedule 4.0. The mutually agreed-upon IPs on the NCI network from which NCI will provide transport and termination of traffic shall be designated as the NCI Interconnection Point(s) ("NCI-IP(s)"); the mutually agreed-upon IPs on the BA network from which BA will provide transport and termination of traffic shall be designated as the BA Interconnection Points ("BA-IPs") and shall be either the BA terminating End Office serving the BA Customer or the BA Tandem subtended by the terminating End Office.

          4.3.4 In the event either Party fails to make available a geographically relevant End Office or functional equivalent as an IP on its network, the other Party may, at any time, request that the first Party establish such additional technically feasible IP(s). Such requests shall be made as a part of the Joint Process established pursuant to subsection 10.1.
For purposes of this subsection 4.3.4, a "geographically relevant" IP shall mean an IP that is located within the BA local calling area of equivalent BA end user customers, but no greater than twenty five (25) miles from the BA Rate Center Point of the BA NXX serving the equivalent relevant end user customers, or, with the mutual agreement of the Parties, an existing and currently utilized IP within the LATA but outside the foregoing BA local calling area and/or twenty five (25) mile radius. "Equivalent" customers shall mean customers served by either Party at the same physical location.

          4.3.5 In recognition of the large number and variety of BA-IPs available for use by NCI, NCI's ability to select from among those points to minimize the amount of transport it needs to provide or purchase, and the fewer number of NCI-IPs available to BA to select from for similar purposes, NCI shall charge BA no more than a non-distance sensitive Entrance Facility charge as provided in Exhibit A for the transport of traffic from a BA-IP to a NCI-IP in any given LATA.

          4.3.6 The Parties shall configure separate trunk groups (as described in subsection 4.3.1 above) for traffic from NCI to BA, and for traffic from BA to NCI, respectively; however, either party may at its discretion request that the trunk groups shall be equipped as two-way trunks for testing purposes.

          4.3.7 Each Party shall make available Interconnection Points and facilities for routing of traffic from those Interconnection Points as designated in Schedule 4.0. Any additional traffic that is not covered in
Schedule 4.0 shall be subject to separate negotiations between the Parties, except that (i) either Party may deliver traffic of any type or character to the other Party for termination as long as the delivering Party pays the receiving Party's then current Switched Exchange Access rates for such traffic, and (ii) upon a bona fide request from either Party, the Parties will exercise all reasonable efforts to conclude an agreement covering the exchange of such traffic.

     4.4  PHYSICAL ARCHITECTURES

     4.4.1 NCI shall have the sole right and discretion to specify any of the following methods for interconnection at any of the BA-lPs:

     (a) a Physical or Virtual Collocation node NCI established at the BA-IP; and/or

     (b) a Physical or Virtual Collocation node established separately at the BA-IP by a third party with whom NCI has contracted for such purposes; and/or

     (c) an Entrance Facility and transport (where applicable) leased from BA (and any necessary multiplexing), to the BA-IP.

     4.4.2 NCI shall provide its own facilities or purchase necessary transport for the delivery of traffic to any Collocation arrangement it establishes at a BA-IP pursuant to Section 13.

     4.4.3 NCI may order from BA any of the Interconnection methods specified above in accordance with the order intervals and other terms and conditions, including, without limitation, rates and charges, set forth in this Agreement, in any applicable Tariff(s), or as may be subsequently agreed to between the Parties.

     4.4.4 BA shall have the sole right and discretion to specify any one of the following methods for Interconnection at any of the NCI-IPs:

     (a) upon reasonable notice to NCI, a Physical or Virtual Collocation node BA establishes at the NCI-IP;

     (b) a Physical or Virtual Collocation node established separately at the NCI-IP by a third party with whom BA has contracted for such purposes; and/or

     (c) an Entrance Facility leased from NCI (and any necessary multiplexing), to the NCI-IP.

     4.4.5 BA shall provide its own facilities or purchase necessary transport for the delivery of traffic to any Collocation node it establishes at an NCI-IP pursuant to Section 13.

     4.4.6 BA may order from NCI any of the Interconnection methods specified above in accordance with the order intervals and other terms and conditions, including, without limitation, rates and charges, set forth in this Agreement, in any applicable Tariff(s), or as may be subsequently agreed to between the Parties.

     4.4.7 Under any of the architectures described in this subsection 4.4, and subject to mutual agreement between the Parties, either Party may utilize the Traffic Exchange Trunks for the termination of InterLATA Toll Traffic in accordance with the terms contained in Section 5 below and pursuant to the other Party's Switched Exchange Access Service tariffs. The other Party's Switched Exchange Access Service rates shall apply to such facilities.

     4.4.8 The publication "Bellcore Technical Publication GR-342-CORE; High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combination" describes the specification and interfaces generally utilized by BA and is referenced herein to assist the Parties in meeting their respective Interconnection responsibilities.

     4.5  ALTERNATIVE INTERCONNECTION ARRANGEMENTS

     4.5.1 In addition to the foregoing methods of Interconnection, and subject to mutual agreement of the Parties, the Parties may agree to establish a Mid-Span Fiber Meet arrangement in accordance with the terms of this subsection 4.5, including a SONET backbone with an electrical interface at the DS-3 level. Nothing herein shall preclude the parties from agreeing to interconnect at a higher speed. In the event the Parties agree to adopt a Mid-Span Fiber Meet arrangement that utilizes both wireless and wireline facilities, each Party agrees to bear all expenses associated with the purchase of equipment, materials, or services necessary to facilitate and maintain such arrangement on its side of the fiber hand-off to the other Party.

     4.5.2 The establishment of any Mid-Span Fiber Meet arrangement is expressly conditioned upon the Parties' reaching prior written agreement on routing, appropriate sizing and forecasting, equipment, ordering, provisioning, maintenance, repair, testing, augment, and compensation procedures and arrangements, reasonable distance limitations, and on any other arrangements necessary to implement the Mid-Span Fiber Meet arrangement. Any Mid-Span Fiber Meet arrangement requested at a third-party premises is expressly conditioned on the Parties' having sufficient capacity at the requested location to meet such request, on unrestricted 24-hour access for both Parties to the requested location, on other appropriate protections as reasonably deemed necessary by either Party, and on an appropriate commitment that such access and other arrangements will not be changed or altered.

     4.5.3 Mid-Span Fiber Meet arrangements shall be used only for the termination of Local Traffic and IntraLATA Toll Traffic unless and until such time as the Parties have agreed to permit its utilization for other traffic types and unless and until the Parties have agreed in writing on appropriate compensation arrangements relating to the exchange of other types of traffic over such Mid-Span Fiber Meet, and only where facilities are available.

     4.6   INTERCONNECTION IN ADDITIONAL LATAS

     4.6.1 If NCI determines to offer Telephone Exchange Services in any LATA in Massachusetts not listed in Schedule 4.0 in which BA also offers Telephone Exchange Services, NCI shall provide written notice to BA of the need to establish Interconnection in such LATA pursuant to this Agreement.

     4.6.2 The notice provided in subsection 4.6.1 shall include (i) the initial Rating Point NCI has designated in the new LATA; (ii) NCI's intended Interconnection Activation Date; and (iii) a forecast of NCI's trunking requirements conforming to subsection 10.4.

     4.6.3 Unless otherwise agreed to by the Parties, the Parties shall designate the Wire Center(s) NCI has identified as its initial Rating Point(s) in the LATA as the NCI-IP(s) in that LATA and shall designate a mutually agreed upon Tandem Office or End Offices within the LATA nearest to the NCI-IP (as measured in airline miles utilizing the V and H coordinates Method) as the BA-IP(s) in that LATA, provided that, for the purpose of charging for the transport of traffic from a BA-IP to the NCI-IP, the NCI-IP shall be no further than a non-distance sensitive Entrance Facility away from the BA-IP.

     4.6.4 The Parties shall agree upon an addendum to Schedule 4.0 to reflect the schedule applicable to each new LATA requested by NCI; provided, however, that unless agreed by the Parties, the Interconnection Activation Date in a new LATA shall not be earlier than sixty (60) days after receipt by BA of all complete and accurate trunk orders and routing information. Within ten (10) business days of BA's receipt of the NCI's notice provided for in 4.6.1, BA and NCI shall confirm the BA-IP, the NCI-IP and the Interconnection Activation Date for the new LATA by attaching an addendum to Schedule 4.0.

5.0  TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO
     SECTION 251(c)(2)

     5.1  SCOPE OF TRAFFIC

     Section 5 prescribes parameters for trunk groups (the "Traffic Exchange Trunks") to be effected over the Interconnections specified in Section 4 for the transmission and routing of Local Traffic, Tandem Transit Traffic, POTS-translated LEC IntraLATA 800/888 traffic, InterLATA Toll Traffic (to the extent applicable), and IntraLATA Toll Traffic between the Parties' respective Telephone Exchange Service Customers.

     5.2  TRUNK GROUP CONNECTIONS AND ORDERING

          5.2.1 Traffic Exchange Trunk group connections will be made at a DS-1 level unless otherwise agreed to by the Parties. Higher speed connections shall be made, when and where available, in accordance with the Joint Implementation and Grooming Process prescribed in Section 10, or as may be agreed to by the Parties.

          5.2.2 Each Party will identify its Carrier Identification Code, a three or four digit numeric obtained from Bellcore, to the other Party when ordering a trunk group.

          5.2.3 In the event the traffic volumes between any two Central Office Switches at any time exceeds the CCS busy hour equivalent of one DS-1, the Parties may, at their option, establish new one-way direct trunk groups to the applicable End Office(s) consistent with the grade of service and quality parameters set forth in the Joint Plan.

          5.2.4 It is expected that both Parties will make all good faith efforts to monitor their trunk groups and to augment those groups using generally accepted trunk engineering standards so as to not exceed blocking objectives. The Parties agree to use modular trunk engineering techniques where practical.

     5.3  ADDITIONAL SWITCHING SYSTEM HIERARCHY AND TRUNKING REQUIREMENTS

     For purposes of routing NCI traffic to BA, the subtending arrangements between BA Tandem Switches and BA End Office Switches shall be the same as the Tandem/End Office subtending arrangements BA maintains for the routing of its own or other carriers' traffic. For purposes of routing BA traffic to NCI, the subtending arrangements between NCI Tandem Switches (or functional equivalent) and NCI End Office Switches (or functional equivalent) shall be the same as the Tandem/End Office subtending arrangements (or functional equivalent) which NCI maintains for the routing of its own or other carriers' traffic.

     5.4  SIGNALING

     Each Party will provide the other Party with access to its databases and associated signaling necessary for the routing and completion of the other Party's traffic in accordance with the provisions contained in Section 17 below.

     5.5  GRADES OF SERVICE

     The Parties shall initially engineer and shall jointly monitor and enhance all trunk groups consistent with the Joint Implementation and Grooming Process as set forth in Section 10.

     5.6  MEASUREMENT AND BILLING

          5.6.1 For billing purposes, each Party shall pass Calling Party Number ("CPN") information on each call carried over the Traffic Exchange Trunks at such time as the originating switch is equipped for SS7 or each party shall pass other equivalent verifiable data to the extent that the parties deploy two-way shared trunking and that it is determined to be infeasible to pass CPN over such trunks. At such time as either Party has the ability, as the Party receiving the traffic, to use such CPN information to classify on an automated basis traffic delivered by the other Party as either Local Traffic or Toll Traffic, such receiving Party shall bill the originating Party the Local Traffic termination rates, Intrastate Exchange Access rates, or Interstate Exchange Access rates applicable to each minute of Traffic for which CPN is passed, as provided in Exhibit A and applicable Tariffs.

          5.6.2 If, under the circumstances set forth in subsection 5.6.1, the originating Party does not pass CPN on up to ten percent (10%) of calls, the receiving Party shall bill the originating Party the Local Traffic termination rates, Intrastate Exchange Access rates, Intrastate/Interstate Tandem Transit Traffic rates, or Interstate Exchange Access rates applicable to each minute of traffic, as provided in Exhibit A and applicable Tariffs, for which CPN is passed. For the remaining up to ten percent (10%) of calls without CPN information, the receiving Party shall bill the originating Party for such traffic as Local Traffic termination rates, Intrastate Exchange Access rates, Intrastate/Interstate Tandem Transit Traffic rates, or Interstate Exchange Access rates applicable to each minute of traffic, as provided in Exhibit A and applicable Tariffs, in direct proportion to the minutes of use of calls passed with CPN information.

          5.6.3 If the originating Party does not pass CPN on more than ten percent (10%) of calls, or if the receiving Party lacks the ability to use CPN information to classify on an automated basis traffic delivered by the other Party as either Local Traffic or Toll Traffic, and the originating Party chooses to combine Local and Toll Traffic on the same trunk group, it will supply an auditable Percent Local Use ("PLU") report quarterly, based on the previous three months' traffic, and applicable to the following three months. If the originating Party also chooses to combine Interstate and Intrastate Toll Traffic on the same trunk group, it will supply an auditable Percent Interstate Use ("PIU") report quarterly, based on the previous three months' terminating traffic, and applicable to the following three months. In lieu of the foregoing PLU and/or PIU reports, the Parties may agree to provide and accept reasonable surrogate measures for an agreed-upon interim period.

          5.6.4 Measurement of billing minutes for purposes of determining terminating compensation shall be in conversation seconds.

     5.7  RECIPROCAL COMPENSATION ARRANGEMENTS - SECTION 251(B)(5)

     Reciprocal Compensation arrangements address the transport and termination of Local Traffic. BA's delivery of Traffic to NCI that originated with a third carrier is addressed in subsection 7.3. Where NCI delivers Traffic (other than Local Traffic) to BA, except as may be set forth herein or subsequently agreed to by the Parties, NCI shall pay BA the same amount that such carrier would have paid BA for termination of that Traffic at the location the Traffic is delivered to BA by NCI. Compensation for the transport and termination of traffic not specifically addressed in this subsection and shall be as provided elsewhere in this Agreement, or if not so provided, as required by the Tariffs of the Party transporting and/or terminating the traffic.

          5.7.1 Nothing in this Agreement shall be construed to limit either Party's ability to designate the areas within which that Party's Customers may make calls which that Party rates as "local" in its Customer Tariffs.

          5.7.2 The Parties shall compensate each other for the transport and termination of Local Traffic in an equal and symmetrical manner at the rates provided in the Detailed Schedule of Itemized Charges (Exhibit A hereto), as may be amended from time to time in accordance with Exhibit A and subsection 20.1.2 below or, if not set forth therein, in the applicable Tariff(s) of the terminating Party, as the case may be. These rates are to be applied at the NCI-IP for traffic delivered by BA, and at the BA-IP for traffic delivered by NCI. No additional charges, including port or transport charges, shall apply for the termination of Local Traffic delivered to the BA-IP or the NCI-IP, except as set forth in Exhibit A. When Local Traffic is terminated over the same trunks as Toll Traffic, any port or transport or other applicable access charges related to the delivery of Toll Traffic from the IP to an end user shall be prorated to be applied only to the Toll Traffic.

                5.7.2.1 Each Party will pay to the other Party a blended reciprocal compensation rate as specified in Exhibit A for Reciprocal Compensation Traffic delivered to the other Party's IP in each LATA.

          5.7.3 The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service. All Switched Exchange Access Service and all Toll Traffic shall continue to be governed by the terms and conditions of the applicable federal and state Tariffs. Similarly, the reciprocal compensation arrangements contained in this subsection 5.7 shall not apply to traffic handed off from one Party to the other Party for delivery to an Internet Service Provider ("ISP") for carriage over the Internet except where and to the extent that the FCC, the DTE, or a court of competent jurisdiction orders otherwise; provided, however, that BA shall compensate NCI on the same basis as other Massachusetts CLECs pursuant to its commitment in DTE 97-116, for as long as such compensation is paid to Massachusetts CLECs generally. BA may designate one or more NCI NXX(s) for End Office rate treatment and may chose to route Reciprocal Compensation Traffic to such NXX(s) over dedicated trunk(s). NCI shall provide BA a choice of delivering such traffic to either (i) the single IP serving that NXX or (ii) an IP established by NCI within the Rate Center Area of the designated NXX(s) for delivery of such traffic by BA. Any such trunk may carry traffic for more than one such designated NXX(s). For any Reciprocal Compensation Traffic routed over such dedicated trunks, BA may elect to pay NCI at the effective End Office Termination rate.

          5.7.4 Compensation for transport and termination of all Traffic which has been subject to performance of INP by one Party for the other Party pursuant to Section 14 shall be as specified in subsection 14.5.

          5.7.5 The designation of Traffic as Local or non-Local for purposes of compensation shall be based on the actual originating and terminating points of the complete end-to-end call, regardless of the entities involved in carrying any segment of the call.

          5.7.6 Each Party reserves the right to measure and audit all Traffic, up to a maximum of two audits per calendar year, to ensure that proper rates are being applied appropriately, provided, however, that either Party shall have the right to conduct additional audit(s) if the preceding audit disclosed material errors or discrepancies. Each Party agrees to provide the necessary Traffic data or permit the other Party's recording equipment to be installed for sampling purposes in conjunction with any such audit.

6.0  TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO 251(c)(2)

     6.1  SCOPE OF TRAFFIC

     Section 6 prescribes parameters for certain trunks to be established over the Interconnections specified in Section 4 for the transmission and routing of traffic between NCI Telephone Exchange Service Customers and Interexchange Carriers ("Access Toll Connecting Trunks"), in any case where NCI elects to have its End Office Switch subtend a BA Tandem. This includes casually-dialed (1010XXX and 101XXXX) traffic.

     6.2  TRUNK GROUP ARCHITECTURE AND TRAFFIC ROUTING

          6.2.1 NCI shall establish Access Toll Connecting Trunks by which it will provide tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic to and from NCI's Customers.

          6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow NCI's Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier which is connected to a BA Tandem.

          6.2.3 The Access Toll Connecting Trunks shall be two-way trunks connecting an End Office Switch NCI utilizes to provide Telephone Exchange Service and Switched Exchange Access in a given LATA to a Tandem BA utilizes to provide Exchange Access in such LATA.

          6.2.4 The Parties shall jointly determine which BA Tandem(s) will be sub-tended by each NCI End Office Switch. NCI's End Office switch shall sub-tend the BA Tandem that would have served the same rate center on BA's network.

     6.3  MEET-POINT BILLING ARRANGEMENTS

          6.3.1 NCI and BA will establish Meet-Point Billing arrangements in order to provide a common transport option to Switched Access Services Customers via a Tandem Switch in accordance with the Meet-Point Billing guidelines contained in the OBF's MECAB and MECOD documents, except as modified herein, and in BA's applicable Switched Access Service tariffs. The arrangements described in this Section 6 are intended to be used to provide Switched Exchange Access Service that originates and/or terminates on a Telephone Exchange Service that is provided by either Party, where the transport component of the Switched Exchange Access Service is routed through a Tandem Switch that is provided by BA.

          6.3.2 In each LATA, the Parties shall establish MPB arrangements between the applicable Rating Point/BA Serving Wire Center combinations.

          6.3.3 Interconnection for the MPB arrangement shall occur at the BA-IP in the LATA, unless otherwise agreed to by the Parties.

          6.3.4 NCI and BA will use reasonable efforts, individually and collectively, to maintain provisions in their respective state access tariffs, and/or provisions within the National Exchange Carrier Association ("NECA") tariff No. 4, or any successor Tariff sufficient to reflect the MPB arrangements established pursuant to this Agreement.

          6.3.5 Each Party shall implement the "Multiple Bill/Single Tariff" or "Multiple Bill/Multiple Tariff" option, as appropriate, in order to bill an IXC for the portion of the jointly provided telecommunications service provided by that Party or each party may use the New York State Access Pool on their behalf to implement "Single Bill/Multiple Tariff or Single Bill/Single Tariff option, as appropriate, in order to bill an IXC for the portion of the jointly provided telecommunications service provided by each Party. In general, there are four alternative Meet-Point Billing arrangements possible, which are:

     1) Single bill, single tariff in which a single bill is presented to the Interexchange Carrier and each Local Exchange Carrier involved applies rats for its portion of the services from the same tariff.

     2) Multiple bill, single tariff in which each involved Local Exchange Carrier presents separate bills to the Interexchange Carrier and each carrier involved applies rates for its portion of the service from the same tariff.

     3) Multiple bill, multiple tariff in which each involved Local Exchange Carrier presents separate bills to the Interexchange Carrier, and each carrier involved applies rates for its portion of the service from its own unique tariff, and

     4) Single bill/multiple tariff shall mean that one bill is rendered to an Interexchange Carrier from all LECs who are jointly providing Switched Exchange Access Service. A single bill consists of all rate elements applicable to access services billed on one statement of charges under one bill account number using each LECs appropriate access tariffs. The bill could be rendered by, or on behalf of, any of the Local Exchange Carriers involved in the provision of service.

          6.3.6 The rate elements to be billed by each Party are as set forth in
Schedule 6.3. The actual rate values for each Party's affected access service rate element shall be the rates contained in that Party's own effective federal and state access tariffs, or other document that contains the terms under which that Party's access services are offered. The MPB billing percentages for each Rating Point/BA Serving Wire Center combination shall be calculated in accordance with the formula set forth in subsection 6.3.17 below.

          6.3.7 Each Party shall provide the other Party with the billing name, billing address, and Carrier Identification Code ("CIC") of the IXC, and identification of the IXC's Local Serving Wire Center in order to comply with the MPB notification process as outlined in the MECAB document via facsimile or such other media as the Parties may agree to.

          6.3.8 BA shall provide NCI with the Switched Access Detail Usage Data (category 1101XX records) on magnetic tape or via such other media as the Parties may agree to, no later than ten (10) business days after the date the usage occurred.

          6.3.9 NCI shall provide BA with the Switched Access Summary Usage Data (category 1150XX records) on magnetic tape or via such other media as the Parties may agree, no later than ten (10) business days after the date of its rendering of the bill to the relevant IXC, which bill shall be rendered no less frequently than monthly.

          6.3.10 All usage data to be provided pursuant to subsections 6.3.8 and
6.3.9 above shall be sent to the following addresses:

     To NCI:        Nathaniel Morse, President
                    Norfolk County Internet, Inc.
                    Unit 12A Depot Plaza
                    13-25 Main Street
                    Franklin, MA 02038

     To BA:         New York State Access Pool
                    C/O ACM
                    1309 Main Street
                    Rotterden Junction, NY 12150
                    Attn: Mark Ferri

Either Party may change its address for receiving usage data by notifying the other Party in writing pursuant to subsection 29.10.

          6.3.11 Each Party shall coordinate and exchange the billing account reference ("BAR") and billing account cross reference ("BACR") numbers or Operating Company Number ("OCN"), as appropriate, for the MPB Service. Each Party shall notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number, or if the OCN changes.

          6.3.12 Errors may be discovered by NCI, the IXC or BA. Each Party agrees to provide the other Party with notification of any errors it discovers within two (2) business days of the date of such discovery. In the event of a loss of data, both Parties shall cooperate to reconstruct the lost data and, if such reconstruction is not possible, shall accept a reasonable estimate of the lost data based upon prior usage data.

          6.3.13 Either Party may request a review or audit of the various components of access recording up to a maximum of two (2) audits per calendar year. All costs associated with each review and audit shall be borne by the requesting Party. Such review or audit shall be conducted subject to confidentiality protection and during regular business hours. A Party may conduct additional audits, at its expense, upon the other Party's consent, which consent shall not be unreasonably withheld.

          6.3.14 Nothing contained in this subsection 6.3 shall create any liability for damages, losses, claims, costs, injuries, expenses or other liabilities whatsoever on the part of either Party (other than as may be set forth in MECAB or in any applicable Tariff).

          6.3.15 The Parties shall not charge one another for the services rendered or information provided pursuant to this subsection 6.3.

          6.3.16 MPB will apply for all traffic bearing the 500, 900, 800/888 (to the extent provided by an IXC) or any other non-geographic NPA which may be likewise designated for such traffic in the future.

          6.3.17 In the event NCI determines to offer Telephone Exchange Services in another LATA in which BA operates a Tandem Switch, BA shall permit and enable NCI to subtend the BA Tandem Switch(es) designated for the BA End Offices in the area where the NCI Rating Point(s) associated with the NPA-NXX(s) to/from which the Switched Exchange Access Services are homed. The MPB billing percentages for each new Routing Point/BA Serving Wire Center combination shall be calculated according to the following formula:

                     a / (a + b) = NCI Billing Percentage
                                      and
                      b / (a + b) = BA Billing Percentage

               where:
               -----
               a = the airline mileage between the Routing Point and the actual point of interconnection for the MPB arrangement; and

               b = the airline mileage between the BA Serving Wire Center and the actual point of interconnection for the MPB arrangement.

          NCI shall inform BA of the LATA in which it intends to offer Telephone Exchange Services and its calculation of the billing percentages which should apply for such arrangement, as part of the notice required by subsection 4.4.1 above. Within ten (10) business days of NCI's delivery of notice to BA, BA and NCI shall confirm the new Routing Point/BA Serving Wire Center combination and billing percentages.

          6.3.18 Within thirty (30) days of a request by NCI, BA agrees to notify all switched access users with a Carrier Identification Code in a LATA in which the Parties have newly established Interconnection arrangements pursuant to this Agreement that BA and NCI have entered in a Meet Point Billing arrangement.

     6.4  800/888 TRAFFIC

     The following terms shall apply when either Party delivers 800/888 calls to the other Party for completion.

          6.4.1 When NCI delivers translated 800/888 calls to BA for completion
     (a)  to an IXC, NCI shall:
          (i)   Provide a MPB record in an industry standard format to BA; and
          (ii) Bill the IXC the appropriate NCI query charge associated with the call.
     (b)  as an IntraLATA call to BA or another LEC in the LATA, NCI shall:
          (i) Provide a copy record in an industry standard format to BA or the terminating LEC;
          (ii) The orginating party shall bill the terminating party for the delivery of the 800/888 traffic at the rates set forth in Exhibit A. The terminating Party shall not bill the originating party the 800/888 rates set forth in Exhibit A under this agreement.

          6.4.2 When BA delivers translated 800/888 calls originated by BA's or another LEC's Customers to NCI for completion
     (a)  to NCI in its capacity as an IXC, BA shall:
          (i) Bill NCI the appropriate BA query charge associated with the call; and
          (ii) Bill NCI the appropriate FGD Exchange Access charges associated with the call.
     (b)  as an IntraLATA call to NCI in its capacity as a LEC,
                (i)           The orginating party shall bill the terminating
                     party for the delivery of the 800/888 traffic at the rates set forth in Exhibit A. The terminating party shall not bill the originating party the 800/888 rates set forth in Exhibit A under this agreement.
                (ii)          The originating party shall provide a copy record
                     in an industry standard format to NCI.

7.0  TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

     7.1  INFORMATION SERVICES TRAFFIC

     The following provisions shall apply only to NCI-originated Information Services Traffic directed to an information services platform connected to BA's network. At such time as NCI connects Information Services platforms to its network, the Parties shall agree upon a comparable arrangement for BA-originated Information Services Traffic. The Information Services Traffic subject to the following provisions is switched voice traffic, delivered to service providers who offer recorded announcement information or open discussion information programs to the general public; it is not Internet traffic.

          7.1.1 NCI shall have the option to route Information Services Traffic that originates on its own network to the appropriate information services platform(s) connected to

BA's network. In the event NCI exercises such option, NCI will establish a dedicated trunk group to the BA information services serving switch. This trunk group will be utilized to allow NCI to route information service traffic originated on its network to BA.

     Where NCI serves a Customer through the purchase of a BA unbundled Port Element, information service traffic from that Customer may be routed over BA information service trunks on a shared basis.

          7.1.2 Nothing in this Agreement shall restrict either Party from offering, or obviate either Party's obligations, if any, under Applicable Laws, to offer to its Telephone Exchange Service Customers the ability to block the completion of Information Service Traffic.

          7.1.3 For calls to variable rated information services (e.g., NXX 550, 976, 940 as applicable), the Parties shall agree to implement either of two separate billing arrangements, as set forth in Schedule 7.1.3. Under either arrangement, NCI shall bill and collect information services provider charges from its Customers. BA shall charge NCI, and the parties shall exchange call detail information and handle adjustments, according to the terms set forth in the agreed upon billing arrangement, at customer usage detail rates specified in Exhibit A. Applicable information shall be provided in as timely a fashion as practical in order to facilitate record review and reflect actual prices set by the individual information services providers. The same billing arrangements shall apply whether NCI services its Customer from switching facilities outside the BA network, or from BA Local Switching Elements, and agreement to mutually support one or the other billing arrangement shall precede interconnection of the NCI network to the appropriate information services platform(s) connected to BA's network. BA may require reasonable demonstration, as defined in the applicable billing arrangement, that the agreed upon arrangement has been implemented by NCI prior to establishing such interconnection.

          7.1.4 Where BA agrees to accept adjustments from NCI for calls originated by NCI Customers to information services platform(s) connected to BA's network, NCI shall follow the same policy in allowing adjustments to its Customers as BA follows with its own Customers. NCI shall provide to BA sufficient information regarding uncollectibles and Customer adjustments to allow BA to pass through the adjustments to the information services provider, and BA shall pass through such adjustments. However, if the information services provider disputes such adjustments and refuses to accept such adjustments, NCI shall reimburse BA for all such disputed adjustments. Final resolution regarding all disputed adjustments shall be solely between NCI and the information services provider.

          7.1.5 The Information Services Traffic addressed herein does not include 555 traffic or similar traffic with AIN service interfaces, which traffic shall be subject to separate arrangements between the Parties.

     7.2  INTENTIONALLY LEFT BLANK

7.3  TANDEM TRANSIT SERVICE ("TRANSIT SERVICE")

          7.3.1 "Transit Service" means the delivery of certain traffic between NCI and another Local Exchange Carrier by BA over the Telephone Exchange Service Trunks, where both carriers' End Offices subtend a BA tandem. The following traffic types will be delivered: (i) Local Traffic or IntraLATA Toll originated from NCI to such LEC and (ii) Local or IntraLATA Toll Traffic originated from such LEC and terminated to NCI where BA carries such traffic pursuant to the Commission's primary toll carrier plan or other similar plan.

          7.3.2 Subject to Section 7.3.4, the Parties shall compensate each other for Transit Service as follows:

          (a) NCI shall pay BA for Local Traffic that NCI originates over the Transit Service at the rate specified in Pricing Schedule plus any additional charges or costs such terminating LEC imposes or levies on BA for the delivery or termination of such traffic, including any switched access charges; and

          (b) BA shall pay NCI for Local or IntraLATA Toll Traffic terminated to NCI from such LEC at the appropriate reciprocal compensation rates described in Section 5.7, or (where BA delivers such traffic pursuant to the Commission's primary toll carrier plan or other similar plan) at NCI's applicable switched access rates, whichever is appropriate.

          7.3.3 BA expects that all networks involved in Tandem Transit Traffic will deliver each call to each involved network with CCS and the appropriate Transactional Capabilities Application Part ("TCAP") message to facilitate full interoperability of those CLASS Features supported by BA and billing functions. In all cases, each Party shall follow the Exchange Message Interface ("EMI") standard and exchange records between the Parties and with the and the terminating carrier to facilitate the billing process to the originating network.

          7.3.4 Each Party shall exercise all reasonable efforts to enter into a reciprocal local traffic exchange arrangement (either via written agreement or mutual tariffs) with any wireless carrier, ITC, NCI or other LEC to which it sends, or from which it receives, local traffic that transits the other Party's facilities over Traffic Exchange Trunks. Each Party will, upon request, provide the other Party with all reasonable cooperation and assistance in obtaining such arrangements. If either Party fails to enter into such an arrangement as quickly as commercially reasonable following the Effective Date and to provide written notification of such Agreement, including the relevant rates therein, to the other Party, but continues to utilize the other Party's Transit Service for the exchange of local traffic with such wireless carrier, ITC, NCI, or other LEC, then the Party utilizing the Transit Service shall, in addition to paying the rate set forth in

Exhibit A for said Transit Service, pay the other Party any charges or costs such terminating third party carrier imposes or levies on the other Party for the delivery or termination of such Traffic, including any switched access charges, plus all reasonable expenses incurred by the other Party in delivering
         ----
or terminating such Traffic and/or resulting from the utilizing Party's failure to secure said reciprocal local traffic exchange arrangement. In addition, neither Party shall take any actions to prevent the other Party from entering into a direct and reciprocal local traffic exchange arrangement (either via \written agreement or mutual tariffs) with any wireless carrier, ITC, NCI, or other LEC to which it sends, or from which it receives, local traffic that does not utilize the Transit Service of the first Party. The Parties agree to work cooperatively in appropriate industry fora to promote the adoption of reasonable industry guidelines relating to Tandem Transit Traffic.

          7.3.5 Tandem Transit Traffic shall be routed over the Traffic Exchange Trunks described in Section 5 above.

     7.4  911/E911 ARRANGEMENTS

          7.4.1 NCI may, at its option, interconnect to the BA 911/E911 selective routers or 911 Tandem Offices, as appropriate, that serve the areas in which NCI provides Telephone Exchange Services, for the provision of 911/E911 services and for access to all subtending Public Safety Answering Points ("PSAP"). In such situations, BA will provide NCI with the appropriate CLLI codes and specifications of the Tandem Office serving area. In areas where E911 is not available, NCI and BA will negotiate arrangements to connect NCI to the 911 service.

          7.4.2 Path and route diverse interconnections for 911/E911 shall be made at the NCI-IP, the BA-IP, or other points as necessary and mutually agreed, and as required by law or regulation.

          7.4.3 Within thirty (30) days of its receipt of a request from NCI and to the extent authorized by the relevant federal, state, and local authorities, BA will provide NCI with the following at no charge:

          (a) a file on diskette or other mutually agreed upon medium containing the Master Street Address Guide ("MSAG") for each county within the LATA(s) specified in this Agreement, which MSAG shall be updated no more frequently than monthly and a complete copy of which shall be made available on an annual basis;

          (b) a list of the address, CLLI code, and an associated NXX of each 911/E911 selective router or 911 Tandem office(s) in the area in which NCI plans to offer Telephone Exchange Service;

          (c) a list of the address, contact name and phone number of each PSAP in the BA serving area in which NCI plans to offer Telephone Exchange Service;

          (d)    a list of BA personnel who currently have 911 responsibility;

          (e) any special 911 trunking requirements for each 911/E911 selective router or 911 Tandem;

          (f) an electronic interface, when available, through which NCI shall input and provide a daily update of 911 /E911 database information related to appropriate NCI Customers. All customer related 911 data exchanged electronically shall conform to the National Emergency Number Association standards;

          (g) return of any NCI E911 data entry files containing errors, so that NCI may ensure the accuracy of the Customer records; and

          (h) a Design Layout Record ("DLR") of a 911 (CAMA) trunk, if applicable.

          7.4.4 In cases where a Customer of one Party elects to discontinue its service and become the Customer of the other Party ("Party B") but desires to retain its original telephone number pursuant to an INP arrangement, Party B will outpulse the telephone number to which the call has been forwarded (i.e.
                                                                         ---
the Customer's ANI) to the 911 Tandem Office. Party B will also provide the 911 database with both the forwarded number and the directory number, as well as the appropriate address information of the Customer.

          7.4.5 BA and NCI will use their best efforts to facilitate the prompt, robust, reliable and efficient interconnection of NCI systems to the 911 /E911 platforms.

          7.4.6 BA and NCI will work cooperatively to arrange meetings with PSAPs to answer any technical questions the PSAPs, or county or municipal coordinators may have regarding the 911/E911 arrangements.

          7.4.7 The Parties acknowledge that the provision of INP, until LNP with full 911 compatibility is available, creates a special need to have the Automatic Location Identification ("ALI") screen reflect two numbers: the "old" number and the "new" number assigned by NCI. The Parties acknowledge further the objective of including the five character NENA Telephone Company Identification ("TCI") of the company that provides service to the calling line as part of the ALI display.

          7.4.8 NCI will compensate BA for connections to its 911/E911 pursuant to Exhibit A. NCI will comply with all applicable rules and regulations, (INCLUDING 911 taxes and surcharges) pertaining to the provision of 911/E911 services in Massachusetts.

          7.4.9 NCI will document/verify that they can enter data into the 911 database under the NENA Standards for LNP. This includes but is not limited to using their NENA ID to lock and unlock records and the posting of their NENA ID to the ALI record.

8.0  NUMBER RESOURCES, RATE CENTERS AND RATING POINTS

     8.1 Nothing in this Agreement shall be construed to limit or otherwise adversely affect in any manner either Party's right to employ or to request and be assigned any Central Office (NXX) Codes pursuant to the Central Office Code Assignment Guidelines, as may be amended from time to time, or to establish, by Tariff or otherwise, Rate Centers and Rating Points corresponding to such NXX codes. Until such time as number administration is provided by a third party, BA shall provide NCI access to telephone numbers by assigning NXX codes to NCI in accordance with such Assignment Guidelines.

     8.2 It shall be the responsibility of each Party to program and update its own switches and network systems in accordance with the Local Exchange Routing Guide ("LERG") in order to recognize and route traffic to the other Party's assigned NXX codes at all times. Neither Party shall impose any fees or charges whatsoever on the other Party for such activities, except as expressly set forth in this Agreement.

     8.3 Unless mandated otherwise by a Commission order, the Rate Center Areas will be the same for each Party. During the term of this Agreement, NCI shall adopt the Rate Center Areas and Rate Center Points that the Commission has approved for BA, in all areas where BA and NCI service areas overlap, and NCI shall assign whole NPA-NXX codes to each Rate Center unless the LEC industry adopts alternative methods of utilizing NXXs in the manner adopted by the NANP.

     8.4 NCI will also designate a Rating Point for each assigned NXX code. NCI shall designate one location for each Rate Center Area as the Rating Point for the NPA-NXXs associated with that Area, and such Rating Point shall be within the same LATA as the Rate Center Area but not necessarily within the Rate Center Area itself.

     8.5 Notwithstanding anything to the contrary contained herein, nothing in this Agreement is intended to, and nothing in this Agreement shall be construed to, in any way constrain NCI's choices regarding the size of the local calling area(s) that NCI may establish for its Customers, which local calling areas may be larger than, smaller than, or identical to, BA's local calling areas.

9.0  NETWORK MAINTENANCE AND MANAGEMENT; OUTAGES

     9.1  COOPERATION

     The Parties will work cooperatively to install and maintain a reliable network. NCI and BA will exchange appropriate information (e.g., maintenance
                                                           ----
contact numbers, escalation procedures, network information, information required to comply with law enforcement and other security agencies of the Government) to achieve this desired reliability. In addition, the Parties will work cooperatively to apply sound network management principles to alleviate or to prevent congestion.

     9.2  RESPONSIBILITY FOR FOLLOWING STANDARDS

     Each Party recognizes a responsibility to follow the standards that may be agreed to between the Parties and to employ characteristics and methods of operation that will not interfere with or impair the service or any facilities of the other or any third parties connected with or involved directly in the network of the other.

     9.3  INTERFERENCE OR IMPAIRMENT

     If Bell Atlantic reasonably determines that the characteristics and methods of operation used by NCI will or is likely to interfere with or impair its provision of services, BA shall have the right to discontinue service subject, however, to the following:

          9.3.1 BA shall have given NCI at least ten (10) days' prior written notice of the interference or impairment or potential interference or impairment and the need to correct the condition within said time period.

          9.3.2 BA shall have concurrently provided a copy of the notice provided to NCI under (9.3.1) above to the appropriate federal and/or state regulatory bodies.

          9.3.3 Notice in accord with subsections 9.3.1 and 9.3.2 above shall not be required in emergencies and BA may immediately discontinue service if reasonably necessary to meet its obligations. In such case, however, BA shall use all reasonable means to notify NCI and the appropriate federal and/or state regulatory bodies.

          9.3.4 Upon correction of the interference or impairment, BA will promptly renew service to NCI. During such period of discontinuance, there will be no compensation or credit allowance by BA to NCI for interruptions.

     9.4  REPEATED OR WILLFUL NONCOMPLIANCE

     The Interconnection, unbundled Network Elements, and services provided hereunder may be discontinued by either Party upon thirty (30) days written notice to the other for repeated or willful violation of and/or a refusal to comply with this Agreement in any material respect. The Party discontinuing will notify the appropriate federal and/or state regulatory bodies concurrently with the notice to the other Party of the prospective discontinuance.

     9.5  OUTAGE REPAIR STANDARD

     In the event of an outage or trouble in any arrangement, facility, or service being provided by a Party hereunder, the providing Party will follow procedures for isolating and clearing the outage or trouble that are no less favorable than those that apply to comparable arrangements, facilities, or services being provided by the providing Party to any other carrier whose network is connected to that of the providing Party. NCI and BA may agree to modify those procedures from time to time based on their experience with comparable Interconnection arrangements with other carriers.

     9.6  NOTICE OF CHANGES - SECTION 251(C)(5)

     If a Party makes a change in the information necessary for the transmission and routing of services using that Party's network, or any other change in its network which it believes will materially affect the inter-operability of its network with the other Party's network, the Party making the change shall provide at least ninety (90) days advance written notice of such change to the other Party. In addition, the Parties will comply with the Network Disclosure rules adopted by the FCC in CC Docket No. 86-79 as may be amended from time to time.

     9.7  FRAUD

     The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

10.0 JOINT NETWORK CONFIGURATION AND GROOMING PROCESS; AND INSTALLATION, MAINTENANCE, TESTING AND REPAIR.

     10.1 JOINT NETWORK CONFIGURATION AND GROOMING PROCESS

     Upon request of either Party, the Parties shall jointly develop an implementation and grooming process (the "Joint Grooming Process" or "Joint Process") which may define and detail, inter alia,
                                       ----- ----
     (a) agreement on Physical Architecture consistent with the guidelines defined in Section 4.0;

     (b) standards to ensure that Interconnection trunk groups experience a grade of service, availability and quality which is comparable to that achieved on interoffice trunks within BA's network and in accord with all appropriate relevant industry-accepted quality, reliability and availability standards;

     (c) the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the trunk groups, including but not limited to standards and procedures for notification and discoveries of trunk disconnects;

     (d)  disaster recovery provision escalations;

     (e)  additional technically feasible IP(s) in a LATA as provided in Section
          4.0 above; and

     (f)  such other matters as the Parties may agree, including e.g., End
                                                                 ----
          Office to End Office high usage trunks as good engineering practices may dictate.

The initial mutual Interconnection is not dependent upon completion of the Joint Grooming Process.

     10.2   INSTALLATION, MAINTENANCE, TESTING AND REPAIR

     Unless otherwise agreed to by the Parties, Interconnection shall be provided at parity. For purposes of this Agreement, a Party's obligation to provide parity shall be in accordance with Applicable Laws. If either Party is unable to fulfill its obligations under this subsection 10.2, it shall notify the other Party of its inability to do so and will negotiate alternative intervals in good faith. The Parties agree that the standards to be used by each Party for isolating and clearing any disconnections and/or other outages or troubles shall be at parity.

     10.3   NETWORK RELIABILITY COUNCIL

     The Parties will carefully review the Network Reliability Council's recommendations and, as part of the Joint Grooming Plan, implement such recommendations where technically and economically feasible.

     10.4   FORECASTING REQUIREMENTS FOR TRUNK PROVISIONING

     Within ninety (90) days of executing this Agreement, each Party shall provide the other Party a one (1) year traffic forecast. This initial forecast will provide the amount of traffic to be delivered to BA over each of the Traffic Exchange Trunk groups over the next four (4) quarters. The forecast shall be updated and provided to BA on an as-needed but no less frequently than quarterly. All forecasts shall include Access Carrier Terminal Location (ACTL), traffic type (local/toll, operator services, 911, etc.), code (identifies trunk group), A location/Z location (CLLI codes for NCI-IPs and BA-IPs, interface type (e.g., DS1), and trunks in service each year (cumulative).
 ----

     10.4.1 Trunk Provisioning Pursuant to Forecasts. Because BA's trunking requirements will be dependent on the Customer segments and service segments within Customer segments to whom NCI decides to market its services, BA will be dependent on NCI to provide accurate trunk forecasts for both inbound (from BA) and outbound (from NCI) traffic. BA will, as an initial matter and upon request, provide the same number of trunks to terminate local traffic to NCI as NCI provides to terminate local traffic to BA, unless NCI expressly identifies particular situations that are expected to produce traffic that is substantially skewed in either the inbound or outbound direction, in which case BA will provide the number of trunks NCI suggests; provided, however, that in all cases BA's provision of the forecasted number of trunks to NCI is conditioned on the following: that such forecast is based on reasonable engineering criteria, there are no capacity constraints, and NCI's previous forecasts have proven to be reliable and accurate.

     10.4.2 Monitoring and Adjusting Forecasts. BA will, for ninety (90) days, monitor traffic on each trunk group that it establishes at NCI's suggestion or request pursuant to the procedures identified in subsection 10.4.1 above. At the end of such ninety (90) day period, BA may disconnect trunks that, based on reasonable engineering criteria and capacity constraints, are not warranted by the actual traffic volume experienced. If, after such initial ninety (90) day period for a trunk group, BA determines that any trunks in the trunk group in excess of four
(4) DS-1s are not warranted by actual traffic volumes (considering engineering criteria for busy hour CCS and blocking percentages), then BA may hold NCI financially responsible for the excess facilities. In subsequent periods, BA may also monitor traffic for ninety (90) days on additional trunk groups that NCI suggests or requests BA to establish. If., after any such (90) day period, BA determines that any trunks in the trunk group are not warranted by actual traffic volumes (considering engineering criteria for busy hour call seconds and blocking percentages), then BA may hold NCI financially responsible for the excess facilities. At any time during the relevant ninety (90) day period, NCI may request that BA disconnect trunks to meet a revised forecast. In such instances, BA may hold NCI financially responsible for the disconnected trunks retroactive to the start of the ninety (90) day period through the date such trunks are disconnected.

     10.4.3 Reciprocal Responsibility. To the extent that BA requires NCI to install trunks for delivery of traffic to BA, NCI may apply the same procedures with respect to BA's trunking requirements.

     10.5    DEMAND MANAGEMENT FORECASTS

     10.5.1 NCI will furnish BA with good faith demand management forecasts to enable BA to effectively plan its network infrastructure and work force levels to accommodate anticipated NCI demand for BA services and products. Such forecasts will describe NCI's expected needs for service volumes, and timeframes for service deployment, by wire center. NCI agrees to provide such forecasts to BA thirty (30) days following the Effective Date, with updates to follow every six months thereafter. BA agrees that such forecasts shall be subject to the confidentiality provisions defined in subsection 29.4 below, and that such information will only be used by BA to provide Interconnection pursuant to this Agreement.

11.0 UNBUNDLED ACCESS - SECTION 251(C)(3)

     To the extent required of each Party by Section 251 of the Act, each Party shall offer to the other Party nondiscriminatory access to Network Elements on an unbundled basis at any technically feasible point. BA shall unbundle and separately price and offer Network Elements such that NCI will be able to lease and interconnect to whichever of the Network Elements NCI requires, and to allow NCI to combine the BA-provided elements with any facilities and services that NCI may itself provide, except that NCI shall not recombine Network Elements purchased from BA for use as a substitute for the purchase at wholesale rates of Telecommunications Services that BA provides unless otherwise mandated by the FCC or the Commission or agreed to by BA with other carriers. Any combination by NCI of unbundled Network Elements purchased from BA shall be through a Collocation arrangement pursuant to Section 13.0.

     11.1  AVAILABLE NETWORK ELEMENTS

     At the request of NCI, BA shall provide NCI access to the following unbundled Network Elements in accordance with the requirements of the FCC
Regulations:

           11.1.1  Local Loops, as set forth in subsection 11.2;

           11.1.2  The Network Interface Device;

           11.1.3  Switching Capability, as set forth in subsection 11.3;

           11.1.4 Interoffice Transmission Facilities, as set forth in subsection 11.4;

           11.1.5 Signaling Links and Call-Related Databases, as set forth in subsection 5.4 and Section 17;

           11.1.6  Operations Support Systems, as set forth in subsection 11.5;

           11.1.7  Operator Services and Directory Assistance, as set forth in
                   Section 19; and

           11.1.8  such other Network Elements in accordance with subsection
                   11.7 below.

     11.2  UNBUNDLED LOCAL LOOP ("ULL") TYPES

     Subject to subsection 11.7, BA shall allow NCI to access the following Unbundled Local Loop ("ULL") types unbundled from local switching and local transport in accordance with the terms and conditions set forth in this subsection 11.2.

           11.2.1 "2-Wire Analog Voice Grade ULL" or "Analog 2W" which support analog transmission of 300-3000 Hz, repeat link start, link reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer). Analog 2W include Loops sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines.

           11.2.2 "4-Wire Analog Voice Grade ULL" or "Analog 4W" which support transmission of voice grade signals using separate transmit and receive paths and terminate in a 4-wire electrical interface.

           11.2.3 "2-Wire ISDN Digital Grade ULL" or "BRI ISDN" (Premium Link) which support digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel. BRI ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network (BRI-ISDN) Loop which will meet national ISDN standards and conform to ANSI T1.601-1992 & TlEl.4 90004R3.

          11.2.4 2-Wire ADSL-Compatible ULL or ADSL 2W is a 2-wire, non-loaded, twisted copper pair that meets revised resistance design or carrier serving area design guidelines. The upstream and downstream ADSL power spectral density masks and dc line power limits in BA TR 72575, Issue 2 must be met. ADSL-compatible local loops are subject to availability.

          11.2.5 2-Wire HDSL-Compatible ULL or HDSL 2W consists of a single 2-wire, non-loaded, twisted copper pair that meets the carrier serving area design criteria. The HDSL power spectral density mask and dc line power limits referenced in BA TR 72575, Issue 2 must be met. 2-Wire HDSL-compatible local loops are subject to availability.

          11.2.6 4-Wire HDSL-Compatible ULL or HDSL 4W consists of two 2-wire, nonloaded, twisted copper pairs that meet the carrier serving area design criteria. The HDSL power spectral density mask and dc line power limits referenced in BA TR 72575, Issue 2 must be met. 4-Wire HDSL-compatible local loops are subject to availability.

          11.2.7 "4-Wire DS-1-compatible ULL" (Digital Grade Loop) provides a channel which provides 1.544 Mbps digital transmission path between a Customer premises and a NCI Collocation node at a BA central office, and is capable of operating in a full duplex, time division (digital) multiplexing mode. A DS-1 Digital Grade Loop provides transmission capacity equivalent to 24 voice grade channels with associated signaling, twenty-four 56 Kbps digital channels when in band signaling is provided or twenty-four 64 Kbps channels with the selection of the Clear Channel signaling option.

          11.2.8 BA will make Analog 2-Wire ULLs, BRI ISDN ULLs, Analog 4-Wire ULLs and 4-Wire DS-1-compatible ULLs available for purchase by NCI at any time after the Effective Date.

          11.2.9 BA will make HDSL 4-Wire, HDSL 2-Wire, and ADSL 2-Wire ULLs available to NCI no later than the date on which it makes such ULLs commercially available to any other Telecommunications Carrier in Massachusetts. The Parties shall amend Exhibit A to add the appropriate rates and charges.

     11.3 UNBUNDLED SWITCHING ELEMENTS

     BA shall make available to NCI the local Switching Element and tandem Switching Element unbundled from transport, local loop transmission, or other services in accordance with all Applicable Laws and tariffs and at the rates and charges specified in Exhibit A, as amended from time to time.

     11.4  UNBUNDLED INTER OFFICE FACILITIES

           BA shall provide NCI access to an interoffice transmission path of a fixed capacity between designated central offices that is unbundled from switching, unbundled multiplexers, and any other network elements in accordance with Applicable Laws and tariffs and at the rates and charges specified in Exhibit A, as amended from time to time.

     11.5  OPERATIONS SUPPORT SYSTEMS

           BA shall provide NCI with access via electronic interfaces to databases required for pre-ordering, ordering, provisioning, maintenance and repair, and billing as soon as practicable.

     11.6  LIMITATIONS ON UNBUNDLED ACCESS

               11.6.1 BA shall only be required to provide ULLs and Ports where such Loops and Ports are available.

               11.6.2 NCI shall access BA's unbundled Network Elements specifically identified in this Agreement via Collocation in accordance with
Section 13 at the BA Wire Center where those elements exist, and each ULL or Port shall, in the case of Collocation, be delivered to NCI's Collocation node by means of a Cross Connection. or Strapping. Notwithstanding the foregoing, NCI may access Signaling Links and Call-Related Databases, Operations Support Systems, and Operator Services and Directory Assistance by means of tariffed telecommunications services purchased from BA or a third carrier.

               11.6.3 BA shall provide NCI access to its Unbundled Local Loops at each of BA's Wire Centers for loops terminating in that Wire Center. In addition, if NCI orders one or more ULL provisioned via Integrated Digital Link Carrier or Remote Switching technology deployed as a ULL concentrator, BA shall, where available, move the requested ULL(s) to a spare, existing physical ULL at no additional charge to NCI. If, however, no spare physical ULL is available, BA shall within three (3) business days of NCI's request notify NCI of the lack of available facilities. NCI may then at its discretion make a Network Element Bona Fide Request to BA to provide the unbundled Local Loop through the demultiplexing of the integrated digitized ULL(s). NCI may also make a Network Element Bona Fide Request for access to Unbundled Local Loops at the ULL concentration site point. Notwithstanding anything to the contrary in this Agreement, standard provisioning intervals shall not apply to ULL provided under this subsection 11. 6.3.

               11.6.4 If NCI orders a ULL type and the distance requested on such ULL exceeds the transmission characteristics in applicable technical references, as specified below, distance extensions may be required and additional rates and charges shall apply as set forth in Exhibit A or applicable Tariffs.

     Loop Type                          Technical Reference/Limitation
     Electronic Key Line                2.5 miles
     ISDN                               Bellcore TA-NWT-000393
     HDSL 2W                            T1E1 Technical Report Number 28
     HDSL 4W                            T1E1 Technical Report Number 28
     ADSL 2W                            ANSI T1.413 1995 Specification

     11.7  AVAILABILITY OF OTHER NETWORK ELEMENTS ON AN UNBUNDLED BASIS

           11.7.1 BA shall, upon request of NCI, and to the extent required by Applicable Law, provide to NCI access to its Network Elements on an unbundled basis for the provision of NCI's Telecommunications Service. Any request by NCI for access to a BA Network Element that is not already available shall be treated as a Network Element Bona Fide Request. NCI shall provide BA access to its Network Elements as mutually agreed by the Parties or as required by Applicable Laws.

           11.7.2 A Network Element obtained by one Party from the other Party under this subsection 11.7 may be used in combination with the facilities of the requesting Party only to provide a Telecommunications Service, including obtaining billing and collection, transmission, and routing of the Telecommunications Service.

           11.7.3 Notwithstanding anything to the contrary in this subsection 11.7, a Party shall not be required to provide a proprietary Network Element to the other Party under this subsection 11.7 except as required by the Commission or FCC.

     11.8  PROVISIONING OF UNBUNDLED LOCAL LOOPS

     The following coordination procedures shall apply for conversions of "live" Telephone Exchange Services to Unbundled Local Loops (also referred to as "hot cuts"). These and other mutually agreed-upon procedures shall apply reciprocally for the "live" cutover of Customers from BA to NCI and from NCI to BA.

           11.8.1 NCI shall request ULLs from BA by delivering to BA a valid electronic transmittal Service Order using the BA electronic ordering platform or another mutually agreed upon system. Within two (2) business days of BA's receipt of such valid Service Order, BA shall provide NCI the firm order commitment ("FOC") date by which the Loop(s) covered by such Service Order will be installed.

           11.8.2 BA agrees to accept from NCI at the time the service request is submitted for scheduled conversion of hot cut ULL orders, a desired date and A.M. or P.M. designation (the "Scheduled Conversion Time") to the extent available (as applicable, the "Conversion Window") for the hot cut.

           11.8.3 BA shall test for NCI dial tone at the POT bay by testing through the tie cable provisioned between the BA main distributing frame and the NCI expanded Interconnection node forty-eight (48) hours prior to the Scheduled Conversion Time.

           11.8.4 Not less than one hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "New Conversion Time"). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

           If BA requests the New Conversion Time, the applicable Line Connection Charge shall be waived; and

           If NCI requests the New Conversion Time, NCI shall be assessed a Line Connection Charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

           11.8.5 Except as otherwise agreed by the Parties for a specific conversion such as large cutovers of ten (10) lines or more that have been negotiated, the Parties agree that the time interval expected from disconnection of BA's "live" Telephone Exchange Service to the connection of an unbundled Network Element at the NCI Collocation node will be accomplished within a window of time of sixty (60) minutes or less. If NCI has ordered INP with the installation of a Loop, BA will coordinate the implementation of INP with the Loop conversion during with the above stated intervals at no additional charge.

           11.8.6 If NCI requests or approves a BA technician to perform services in excess of or not otherwise contemplated by the Line Connection Service charge BA may charge NCI for any additional and reasonable labor charges to perform such services.

           11.8.7  If as the result of end user actions, (e.g. Customer not
                                                          ----
ready ["CNR"]), BA cannot complete requested work activity when technician has been dispatched to the site, NCI will be assessed a non-recurring charge associated with this visit. This charge will be the sum of the Service Order Charge and Premises Visit Charge as specified in the BA's tariff D.T.E. - Mass.- No. 10.

     11.9  MAINTENANCE OF UNBUNDLED NETWORK ELEMENTS

     If (i) NCI reports to BA a Customer trouble, (ii) NCI requests a dispatch,
(iii) BA dispatches a technician, and (iv) such trouble was not caused by BA facilities or equipment in whole or in part, then NCI shall pay BA a charge set forth in Exhibit A for time associated with said dispatch. In addition, this charge also applies when the Customer contact as designated by NCI is not available at the appointed time. NCI accepts responsibility for initial trouble isolation and providing BA with appropriate dispatch information based on its test results. If as the result of NCI instructions, BA is erroneously requested to dispatch within a BA Central Office or to a POT Bay ("dispatch in"), a charge set forth in Exhibit A will be assessed per occurrence to NCI by BA. If as the result of NCI instructions, BA is erroneously requested to dispatch outside a BA Central Office or to a POT Bay ("dispatch out"), a charge set forth in Exhibit A will be assessed per occurrence to NCI by BA. BA agrees to respond to NCI trouble reports on a non-discriminatory basis consistent with the manner in which it provides service to its own retail customers or to any other similarly initiated Telecommunications Carrier.

     11.10  OTHER TERMS AND CONDITIONS INCLUDING RATES AND CHARGES

            11.10.1 ULLs and other Network Elements will be offered on the terms and conditions, including rates and charges, specified herein and on such other terms as stated in applicable Tariffs, as amended from time to time, that are not inconsistent with the terms and conditions set forth herein.

            11.10.2 BA shall charge the non-recurring and monthly recurring rates for ULLs and other Network Elements set forth in Exhibit A as interim rates until such time as the Commission adopts permanent rates consistent with the requirements of the FCC Regulations. Such permanent rates shall be applied in the manner described in Exhibit A and subsection 20.1.2 below.

12.0 RESALE -- SECTIONS 251(C)(4) AND 251(B)(1)

     12.1   AVAILABILITY OF WHOLESALE RATES FOR RESALE

     BA shall make available to NCI for resale all Telecommunications Services that BA provides at retail to Customers that are not Telecommunications Carriers in accordance with Section 251(c)(4) of the Act, pursuant to the rates, terms and conditions of BA's tariff D.T.E.- Mass. -No. 14, as amended and in effect from time to time.

     12.2   AVAILABILITY OF RETAIL RATES FOR RESALE

     Each Party shall make available its Telecommunications Services for resale at the retail rates set forth in its Tariffs to the other Party in accordance with Section 251(b)(1) of the Act. In addition, BA and NCI shall each allow the resale by the other of all Telecommunications Services that are offered primarily or entirely to other Telecommunications Carriers (e.g., Switched
                                                            -----
and special Exchange Access Services) at the rates already applicable to such services. BA shall also allow the resale by NCI of such other non-Telecommunications Services as BA, in its sole discretion, determines to provide for resale under terms and conditions to be agreed to by the Parties.

     12.3 ADDITIONAL TERMS GOVERNING RESALE AND USE OF BA SERVICES

          12.3.1 NCI shall comply with the provisions of this Agreement (including, but not limited to, all applicable BA Tariffs) regarding resale or use of BA services. In addition, NCI shall undertake in good faith to ensure that its Customers comply with the provisions of BA's Tariffs applicable to their use of BA's Telecommunications Services.

          12.3.2 Without in any way limiting subsection 12.3.1, NCI shall not resell (a) residential service to business or other nonresidential Customers of NCI, (b) Lifeline or other means-tested service offerings, or grandfathered service offerings, to persons not eligible to subscribe to such service offerings from BA, or (c) any other BA service in violation of any user or user group restriction that may be contained in the BA Tariff applicable to such service to the extent such restriction is not prohibited by Applicable Laws. In addition, NCI shall be subject to the same limitations that BA's own retail Customers may be subject to with respect to any Telecommunications Service that BA may, in its discretion and to the extent not prohibited by Applicable Law, discontinue offering.

          12.3.3 BA shall not be obligated to offer to NCI at a wholesale discount Telecommunications Services that BA offers at a special promotional rate if such promotions are for a limited duration of ninety (90) days or less.

          12.3.4 Upon request by BA, NCI shall provide to BA adequate assurance of payment of charges due to BA in connection with NCI's purchase of BA services for resale. Assurance of payment of charges may be requested by BA: if NCI (a) in BA's reasonable judgment, at the Effective Date or at any time thereafter, is unable to show itself to be creditworthy; (b) in BA's reasonable judgment, at the Effective Date or at any time thereafter, is not creditworthy; or, (c) fails to timely pay a bill rendered to NCI by BA. Unless otherwise agreed by the Parties, the assurance of payment shall be in the form of a cash deposit and shall be in an amount equal to the charges for BA services that NCI may reasonably be expected to incur during a period of two (2) months. BA may at any time use the deposit or other assurance of payment to pay amounts due from NCI.

          12.3.5 NCI shall not be eligible to participate in any BA plan or program under which BA end user retail Customers may obtain products or merchandise, or services which are not BA Retail Telecommunications Services, in return for trying, agreeing to purchase, purchasing, or using BA Retail Telecommunications Services.

          12.3.6 BA may impose additional restrictions on NCI's resale of BA's retail Telecommunications Services to the extent permitted by Applicable Laws.

13.0 COLLOCATION - SECTION 251(C)(6)

     13.1 BA shall offer to NCI Physical Collocation of equipment necessary for Interconnection (pursuant to Section 4.0) or for access to unbundled Network Elements (pursuant to Section 11.0), except that BA may offer only Virtual Collocation if BA demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251 (c)(6) of the Act. BA shall provide Collocation solely for the purpose of Interconnection with facilities or services of BA or access to unbundled Network Elements of BA, except as otherwise mutually agreed to in writing by the Parties or as required by the FCC or the Commission, subject to applicable federal and state Tariffs and license agreements.

     13.2 NCI agrees to offer to BA Collocation of equipment for purposes of Interconnection (pursuant to Section 4) on a non-discriminatory basis and at comparable rates, terms and conditions as NCI may provide to other third parties. NCI shall provide such collocation subject to applicable Tariffs.

     13.3 In the course of implementation of a Collocation project, BA shall:

          (a)  identify the Collocation project manager assigned to the project;

          (b) develop a written comprehensive "critical tasks" timeline detailing the work (and relative sequence thereof) that is to be performed by each Party or jointly by both Parties; and

          (c)  provide NCI with the relevant engineering requirements.

     13.4 The Collocating Party shall purchase Cross Connection to services or facilities as described in applicable Tariffs.

     13.5 Collocation shall occur under the terms of each Party's applicable and available Tariffs.

     13.6  DEDICATED TRANSIT SERVICE

           13.6.1 "Dedicated Transit Service" provides for the dedicated connection between a NCI Collocation arrangement established pursuant to applicable tariffs and/or license agreements at a BA premises and a Collocation arrangement of a third Party carrier that maintains a Collocation arrangement at the same premises. Dedicated Transit Service shall be provided using a crossconnection (dedicated connection) using suitable BA provided cable or transmission facilities or any other mutually agreed upon arrangement.

           13.6.2 The carrier that requests the Dedicated Transit Service shall be the customer of record for both ends of the service in terms of ordering, provisioning, maintenance, and billing. Alternative arrangements may be utilized if agreed upon by all three parties. Rates and charges for Dedicated Transit Service are stated in Exhibit A.

SECTION 251(B) PROVISIONS

14.0 NUMBER PORTABILITY -- SECTION 251(B)(2)

     14.1   SCOPE

            14.1.1 The Parties shall provide Number Portability on a reciprocal basis to each other to the extent technically feasible, and in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Commission. The Parties shall provide Number Portability to each other in the event a Customer of one Party ("Party A") elects to become a Customer of the other Party ("Party B") and the Customer (i) remains within the same central office district and within the boundary of the smallest geographical area that is significant for billing (e.g. exchange zone) as defined by the LEC to whom
                            ---
the ported Customer's NXX code was originally assigned and (ii) elects to utilize the original telephone number(s) correspondent to the Exchange Service(s) it previously received from Party A in conjunction with the Exchange Service(s) it will now receive from Party B.

            14.1.2 Until Permanent Number Portability is implemented by the industry pursuant to regulations issued by the FCC and/or the Commission, the Parties agree to reciprocally provide Interim Number Portability ("INP") to each other at the prices listed in Exhibit A. Such agreed-upon prices for INP are not intended to reflect either Party's views on the cost recovery mechanisms being considered by the FCC in its current proceeding on number portability issues.

            14.1.3 Upon the agreement of the Parties or issuance of applicable FCC and/or Commission order(s) or regulations mandating the adoption of a Permanent Number Portability ("PNP") arrangement, BA and NCI will commence migration from INP to the agreed-upon or mandated PNP arrangement as quickly as practically possible while minimizing interruption or degradation of service to their respective Customers. Once Permanent Number Portability is implemented, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to advance notice to the other Party and coordination to allow the seamless and transparent conversion of INP Customer numbers to Permanent Number Portability. Upon implementation of Permanent Number Portability pursuant to FCC or Commission regulation, both Parties agree to conform and provide such Permanent Number Portability. To the extent PNP rates or cost recovery mechanisms are not established by the applicable FCC or Commission order or regulation mandating the adoption of PNP, the Parties will negotiate in good faith the charges or cost recovery mechanism for PNP service at such time as a PNP arrangement is adopted by the Parties.

            14.1.4 Under either an INP or PNP arrangement, NCI and BA will implement a process to coordinate Number Portability cutovers with ULL conversions (as described in Section 11 of this Agreement).

     14.2 PROCEDURES FOR PROVIDING INP THROUGH REMOTE CALL FORWARDING

     NCI and BA will provide INP through Remote Call Forwarding as follows:

          14.2.1 A Customer of one Party ("Party A") elects to become a Customer of the other Party ("Party B"). The Customer elects to utilize the original telephone number(s) corresponding to the Telephone Exchange Service(s) it previously received from Party A, in conjunction with the Telephone Exchange Service(s) it will now receive from Party B. Upon receipt of confirmation of a signed letter of agency ("LOA") from the Customer (and an associated service order) assigning the number to Party B, Party A will implement an arrangement whereby all calls to the original telephone number(s) will be forwarded to a new telephone number(s) designated by Party B, only within the same Exchange Area as the original telephone number(s). It is Party B's responsibility to maintain a file of all LOAs and Party A may request, upon reasonable notice, a copy of the LOA. Party A will route the forwarded traffic to Party B over the appropriate Telephone Exchange Service Trunks as if the call had originated on Party A's network.

          14.2.2 Party B will become the customer of record for the original Party A telephone numbers subject to the INP arrangements. Party A shall use its reasonable efforts to consolidate into as few billing statements as possible all collect, calling card, and 3rd-number billed calls associated with those numbers, with sub-account detail by retained number. Such billing statement shall be delivered to Party B in a mutually agreed-upon format via either electronic file transfer, magnetic tape, or other mutually acceptable medium.

          14.2.3 Party A will update its Line Information Database ("LIDB") listings for retained numbers, with the screening options provided by Party B on a per order basis. Party B shall determine which of the screening options offered by Party A should apply to the Party B Customer account. Party A will cancel calling cards associated with those forwarded numbers assigned to Party B.

          14.2.4 Party B will outpulse the telephone number to which the call has been forwarded to the 911 Tandem Office. Party B will also provide the 911 database with both the forwarded number and the directory number, as well as the appropriate address information of the Customer.

          14.2.5 Within two (2) business days of receiving notification from the Customer, Party B shall notify Party A of the Customer's termination of service with Party B, and shall further notify Party A as to that Customer's instructions regarding its telephone number(s). Party A will reinstate service to that Customer, cancel the INP arrangements for that Customer's telephone number(s), or redirect the INP arrangement to another INP-participating LEC pursuant to the Customer's instructions at the time.

            14.2.6 Party A shall be permitted to cancel INP arrangements and reassign the telephone number(s) upon receipt of notification from Party B or a third party that is authorized to act on behalf of the Customer. The Parties agree to work cooperatively to develop procedures or adopt industry standards or practices concerning the initiation and termination of INP service in a multi-carrier environment.

     14.3   PROCEDURES FOR PROVIDING INP THROUGH ROUTE INDEXING

     Upon mutual agreement, BA will deploy a Route Index arrangement which combines direct trunks, provisioned between BA's and NCI's end offices, with trunk side routing translations and full functionality for those CLASS services deployed in the specific BA switch. Under this arrangement, inbound calls to a ported number will be pointed at a route index that sends the call to a dedicated trunk group, built as a direct final, for the sole purpose of facilitating completion of calls to a ported number. BA will coordinate with NCI to provide this solution in a mutually agreeable and administratively manageable manner (e.g. NXX level) so as to minimize switch resource utilization for both
        ---
Parties.

     14.4   PROCEDURES FOR PROVIDING INP THROUGH FULL NXX CODE MIGRATION

     Where either Party has activated an entire NXX for a single Customer, or activated at least eighty percent (80%) of an NXX for a single Customer, with the remaining numbers in that NXX either reserved for future use by that Customer or otherwise unused, if such Customer chooses to receive Telephone Exchange Service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXXs from one switch to another. Neither Party shall charge the other in connection with this coordinated transfer.

     14.5   OTHER INTERIM NUMBER PORTABILITY OPTIONS

     NCI may also request Direct Inward Dial Trunks pursuant to applicable tariffs.

     14.6   RECEIPT OF TERMINATING COMPENSATION ON TRAFFIC TO INP'ED NUMBERS

     The Parties agree in principle that, under the INP arrangements described in subsections 14.2 and 14.3 above, terminating compensation on calls to INP'ed numbers should be received by each Customer's chosen LEC as if each call to the Customer had been originally addressed by the caller to a telephone number bearing an NPA-NXX directly assigned to the Customer's chosen LEC. In order to accomplish this objective where INP is employed, the Parties shall utilize the process set forth in this subsection 14.6 whereby terminating compensation on calls subject to INP will be passed from the Party (the "Performing Party") which performs the INP to the other Party (the "Receiving Party") for whose Customer the INP is provided.

     14.6.1 The Parties shall individually and collectively make best efforts to track and quantify INP traffic between their networks based on the CPN of each call by identifying CPNs which are INP'ed numbers. The Receiving Party shall charge the Performing Party for each minute of INP traffic at the INP Traffic Rate specified in subsection 14.6.3 in lieu of any other compensation charges for terminating such traffic, except as provided in subsection 14.6.2.

     14.6.2 By the Interconnection Activation Date in each LATA, the Parties shall jointly estimate for the prospective six months, based on historic data of all traffic in the LATA, the percentages of such traffic that, if dialed to telephone numbers bearing NPA-NXXs directly assigned to a Receiving Party (as opposed to the INP'ed number), would have been subject to (i) Reciprocal Compensation ("Recip Traffic"), (ii) appropriate intrastate FGD charges ("Intra Traffic"), (iii) interstate FGD charges ("Inter Traffic"), or (iv) handling as Transit Traffic. On the date which is six (6) months after the Interconnection Activation Date, and thereafter on each succeeding six month anniversary of such Interconnection Activation Date, the Parties shall establish new INP traffic percentages to be applied in the prospective six (6) month period, based on the Performing Party's choice of actual INP traffic percentages from the preceding six (6) month period or historic data of all traffic in the LATA.

     14.6.3 The INP Traffic Rate shall be equal to the sum of:

(Recip Traffic percentage times the Reciprocal Compensation Rate set forth in
                          -----
Exhibit A)

                                     plus
                                     ----

(Intra Traffic percentage times Receiving Party's effective intrastate FGD
                          -----
rates)

                                     plus
                                     ----

(Inter Traffic percentage times Receiving Party's effective interstate FGD
                          -----
rates).


     14.7 RECOVERY OF INP COSTS PURSUANT TO FCC ORDER AND RULEMAKING

     Notwithstanding anything to the contrary contained in this Section 14, in light of the FCC's First Report and Order and Further Notice of Proposed Rulemaking, adopted June 27, 1996, in CC Docket 95-116 (the "Order"), the Parties stipulate and agree as follows:

          14.7.1 The rates listed in Exhibit A for the provision of INP are appropriate amounts that each Party providing INP service should recover for the provision of those INP functionalties in BA's operating territory on an interim basis until the Commission mandates an alternative cost recovery mechanism for the provision of INP. For the INP functions it provides, each Party should be allowed to recover these amounts in a manner consistent with any final FCC and/or Commission order on INP cost recovery (such as a state-wide fund contributed to by all telecommunications carriers).

          14.7.2 The Parties agree that neither Party waives its rights to advocate its views that are consistent with this subsection 14.7 on the appropriate INP cost recovery mechanism, or to present such views before any relevant regulatory body or other agency as they relate to FCC or Commission actions on INP cost recovery.

15.0 DIALING PARITY - SECTION 251(B)(3)

BA and NCI shall each provide the other with nondiscriminatory access to such services and information as are necessary to allow the other Party to implement Dialing Parity for Telephone Exchange Service, operator services, directory assistance, and directory listing information with no unreasonable dialing delays, as required under Section 251(b)(3) of the Act.

16.0 ACCESS TO RIGHTS-OF-WAY - SECTION 251(B)(4)

     Each Party ("Licensor") shall provide the other Party ("Licensee") access for purposes of making attachments to the poles, ducts, rights-of-way and conduits it owns or controls, pursuant to any existing or future license agreement between the Parties, and in conformance with 47 U.S.C. 224, where facilities are available, on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party's applicable Tariffs (including generally available license agreements). Where no such Tariffs exist, such access shall be provided in accordance with the requirements of 47 U.S.C. 224, including any applicable FCC regulations that may be issued.

17.0 DATABASES AND SIGNALING

     17.1 Each Party shall provide the other Party with access to databases and associated signaling necessary for call routing and completion by providing SS7 Common Channel Signaling (CCS) Interconnection in accordance with existing Tariffs, Access to 800/888 databases, LIDB, and any other necessary databases shall be in accordance with existing Tariffs and/or agreements with other unaffiliated carriers, at the rates set forth in Exhibit A. Alternatively, either Party may secure CCS Interconnection from a commercial SS7 hub provider, and in that case the other Party will permit the purchasing Party to access the same databases as would have been accessible if the purchasing party had connected directly to the other Party's CCS network. In either case, NCI shall comply with BA's SS7 certification process prior to establishing CCS interconnection with BA.

     17.2 The Parties will provide CCS Signaling to each other, where and as available, in conjunction with all Local Traffic, Toll Traffic, Meet Point Billing Traffic, and Tandem Transit Traffic. The Parties will cooperate on the exchange of TCAP messages to facilitate interoperability of CCS-based features between their respective networks, including all CLASS

                 NCI - BELL ATLANTIC Interconnection Agreement

features and functions, to the extent each Party offers such features and functions to its Customers. All CCS Signaling parameters will be provided upon request (where available), including called party number, calling party number, originating line information, calling party category, and charge number. All privacy indicators will be honored. The Parties will follow all Ordering and Billing Forum-adopted standards pertaining to CIC/OZZ codes. Where CCS Signaling is not available, in-band multi-frequency (MF) wink start signaling will be provided. Any such MF arrangement will require a separate local trunk circuit between the Parties' respective switches in those instances where the Parties have established End Office to End Office high usage trunk groups. In such an arrangement, each Party will outpulse the full ten-digit telephone number of the called party to the other Party.

     17.3 Each Party shall provide trunk groups, where available and upon reasonable request, that are configured utilizing the B8ZS ESF protocol for 64 kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

     17.4 The following publications describe the practices, procedures and specifications generally utilized by BA for signaling purposes and is listed herein to assist the Parties in meeting their respective Interconnection responsibilities related to Signaling:

          (a) Bellcore Generic Requirements, GR-905-CORE, Issue 1, March, 1995, and subsequent issues and amendments; and

          (b) Bell Atlantic Supplement Common Channel Signaling Network Interface Specification (BA-905).

          (c) Bellcore Special Report SR-TSV-002275, BOC Notes on the LEC Networks-Signalling (for MF type signalling).

     17.5 Each Party shall charge the other Party mutual and reciprocal rates for any usage-based charges for Local and IntraLATA CCS Signaling, 800/888 database access, LIDB access, and access to other necessary databases, as follows: BA shall charge NCI in accordance with Exhibit A hereto and applicable Tariffs; NCI shall charge BA rates equal to the rates BA charges NCI, unless NCI's Tariffs for CCS signaling provide for lower generally available rates, in which case NCI shall charge BA such lower rates; except to the extent a Party uses a third party vendor for the provision of CCS Signaling, in which case mutual and reciprocal rates will not apply. Rates and charges applicable to third party interconnection can be found in BA's applicable Switched Access tariffs.

18.0 COORDINATED SERVICE ARRANGEMENTS

     18.1 INTERCEPT AND REFERRAL ANNOUNCEMENTS

     When a Customer changes its service provider from BA to NCI, or from NCI to BA, and

                 NCI - BELL ATLANTIC Interconnection Agreement

does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement ("Referral Announcement") on the abandoned telephone number which provides details on the Customer's new number or provide other appropriate information to the extent known. Referral Announcements shall be provided reciprocally, free of charge to either the other Party or the Customer, for a period of not less than one hundred and eighty days (180) days after the date the Customer changes its telephone number in the case of business Customers and not less than ninety (90) days after the date the Customer changes its telephone number in the case of residential Customers or other time periods as may be required by the Commission. The periods for referral announcement may be shorter if a number shortage conditions is in effect for a particular NXX code. However, if either Party provides Referral Announcements for a period different than the above respective periods when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.

     18.2 COORDINATED REPAIR CALLS

     NCI and BA will employ the following procedures for handling misdirected repair calls:

          18.2.1 NCI and BA will educate their respective Customers as to the correct telephone numbers to call in order to access their respective repair bureaus.

          18.2.2 To the extent Party A is identifiable as the correct provider of service to Customers that make misdirected repair calls to Party B, Party B will immediately refer the Customers to the telephone number provided by Party A, or to an information source that can provide the telephone number of Party A, in a courteous manner and at no charge.

          18.2.3 NCI and BA will provide their respective repair contact numbers to one another on a reciprocal basis.

     18.3 CUSTOMER AUTHORIZATION

          18.3.1 Without in any way limiting either Party's obligations under subsection 28.1, each Party shall comply with Applicable Laws with regard to Customer selection of a primary Telephone Exchange Service provider. Until the Commission and/or FCC adopts regulations and/or orders applicable to Customer selection of a primary Telephone Exchange Service provider, each Party shall adhere to the rules and procedures set forth in Section 64.1100 of the FCC Rules, 47 CFR (S) 64.1100, in effect on the Effective Date hereof when ordering, terminating, or otherwise changing Telephone Exchange Service on behalf of the other Party's or another carrier's Customers.

          18.3.2 In the event either Party requests that the other Party install, provide, change, or terminate a Customer's Telecommunications Service (including, but not limited to, a Customer's selection of a primary Telephone Exchange Service Provider) and (a) fails to provide

                 NCI - BELL ATLANTIC Interconnection Agreement

documentary evidence of the Customer's primary Telephone Exchange Service Provider selection upon request, or (b) without having obtained authorization from the Customer for such installation, provision, selection, change or termination in accordance with Applicable Laws (or as provided in subsection
18.3.1 above), the requesting Party shall be liable to the other Party for all charges that would be applicable to the Customer for the initial change in the Customer's Telecommunications Service and any charges for restoring the Customer's Telecommunications Service to its Customer-authorized condition, including to the appropriate primary Telephone Exchange Service provider.

          18.3.3 Without in any way limiting NCI's obligations under subsection
28. 1, NCI shall comply with Applicable Laws with regard to Customer Proprietary Network Information, including, but not limited to, 47 U.S.C. (S) 222. NCI shall not access (including, but not limited to, through BA OSS Services and BA Pre-OSS Services), use, or disclose Customer Proprietary Network Information made available to NCI by BA pursuant to this Agreement unless NCI has obtained any Customer authorization for such access, use and/or disclosure required by Applicable Laws. By accessing, using or disclosing Customer Proprietary Network Information, NCI represents and warrants that it has obtained authorization for such action from the applicable Customer in the manner required by Applicable Laws and this Agreement. NCI shall, upon request by BA, provide proof of such authorization (including a copy of any written authorization).

          18.3.4 BA shall have the right to monitor and/or audit NCI's access to and use and/or disclosure of Customer Proprietary Network Information that is made available by BA to NCI pursuant to this Agreement to ascertain whether NCI is complying with the requirements of Applicable Laws and this Agreement with regard to such access, use, and/or disclosure. To the extent permitted by Applicable Laws, the foregoing right shall include, but not be limited to, the right to electronically monitor NCI's access to and use of Customer Proprietary Network Information that is made available by BA to NCI pursuant to this Agreement.

19.0 DIRECTORY AND OPERATOR SERVICES

     19.1 DIRECTORY LISTINGS AND DIRECTORY DISTRIBUTIONS

          19.1.1 BA will include the Customer's primary listing in the appropriate "White Pages" directories (residence and business listings) and "Yellow Pages" directories (business listings), as well as in any electronic directories in which BA's own customers are ordinarily included, and directory assistance databases, and will distribute such directories to such customers, in an identical manner in which it provides those functions for its own customers'. Listings of NCI's Customers will be interfiled with listings of BA's Customers and the Customers of other LECs included in the BA directories. Where required, NCI will pay BA a non-recurring charge as set forth in Exhibit A for providing such service for each NCI Customer's primary listing. NCI will also pay BA's Tariffed charges, as the case may be, for additional and foreign white page listings and other white pages services for NCI's Customers. BA will not require a minimum number of

                 NCI - BELL ATLANTIC Interconnection Agreement

listings per order.

          19.1.2 Upon request by NCI, BA will make available to NCI a directory list of relevant NXX codes, the close dates, publishing data, yellow page headings and call guide close dates on the same basis as such information is provided to BA's own business offices.

          19.1.3 NCI shall provide BA with daily listing information on all new NCI Customers in the format required by BA or a mutually-agreed upon industry standard format, at no charge. The information shall include the Customer's name, address, telephone number, the delivery address and number of directories to be delivered, and, in the case of a business listing, the primary business heading under which the business Customer desires to be placed, and any other information necessary for the publication and delivery of directories. NCI will also provide BA with daily listing information showing Customers that have disconnected or terminated their service with NCI. BA will provide NCI with confirmation of listing order activity, either through a verification report or a query on any listing which was not acceptable, within forty-eight (48) hours.

          19.1.4 BA will accord NCI's directory listing information the same level of confidentiality which BA accords its own directory listing information, and BA shall ensure that access to NCI's directory listing information will be used solely for the purpose of providing directory services; provided, however, that should it determine to do so, BA may use or license information contained in its directory listings for direct marketing purposes so long as the NCI Customers are not separately identified as such; and provided further that NCI may identify those of its Customers that request that their names not be sold for direct marketing purposes, and BA will honor such requests to the same extent as it does for its own Customers.

          19.1.5 Both Parties shall use their best efforts to ensure the accurate listing of NCI Customer listings. BA will provide NCI with a report of all NCI customer listings no less than ninety (90) days prior to publishing date for that directory. BA will process any corrections made by NCI with respect to its listings, provided such corrections are received prior to the close date of the particular directory. BA will provide appropriate advance notice of applicable close dates.

          19.1.6 NCI will adhere to all practices, standards, and ethical requirements of BA with regard to listings, and, by providing BA with listing information, warrants to BA that NCI has the right to place such listings on behalf of its Customers. BA will provide NCI, upon request, a copy of the BA listings standards and specifications manual. NCI agrees that it will undertake commercially practicable and reasonable steps to attempt to ensure that any business or person to be listed is authorized and has the right (i) to provide the product or service offered, and (ii) to use any personal or corporate name, trade name or language used in the listing. In addition, NCI agrees to release, defend, hold harmless and indemnify BA from and against any and all claims, losses, damages, suits, or other actions, or any liability whatsoever, suffered, made, instituted, or asserted by any person arising out of BA's listing of the listing information provided by NCI hereunder.

                 NCI - BELL ATLANTIC Interconnection Agreement

          19.1.7 BA's liability to NCI in the event of a BA error in or omission of a listing shall not exceed the amount of charges actually paid by NCI for such listing. In addition, NCI agrees to take, with respect to its own Customers, all reasonable steps to ensure that its and BA's liability to NCI's Customers in the event of a BA error in or omission of a listing shall be subject to the same limitations that BA's liability to its own Customers are subject to.

     19.2 SERVICE INFORMATION PAGES

     BA will include all NCI NXX codes associated with the areas to which each directory pertains, to the extent it does so for BA's own NXX codes, in any lists of such codes which are contained in the general reference portions of the directories. NCI's NXX codes shall appear in such lists in the same manner as BA's NXX information. In addition, when NCI is authorized to, and is offering, local service to end-users located within the geographic region covered by a specific directory, at NCI request, BA will include in the "Customer Guide" or comparable section of the applicable white pages directories listings provided by NCI for NCI's installation, repair and customer service and other essential local service oriented information, as agreed by the Parties, including appropriate identifying logo. Such listings shall appear in the manner agreed to by the Parties. NCI will be responsible for providing the necessary information to BA by the applicable close date for the particular directory. BA will provide NCI with the close dates and reasonable notice of any changes in said dates. BA shall not charge NCI for inclusion of this essential local service-oriented information, but reserves the right to impose charges on other information NCI may elect to submit and BA may elect to accept for inclusion in BA's white pages directories.

     19.3 YELLOW PAGES MAINTENANCE

     The Parties agree to work cooperatively to ensure that Yellow Page advertisements purchased by Customers that switch their service to NCI (including Customers utilizing NCI-assigned telephone numbers and NCI Customers utilizing LTNP) are maintained without interruption. BA will offer Yellow Pages services to NCI Customers on the same basis as they are offered to BA Customers.

     19.4 DIRECTORY ASSISTANCE (DA) AND OPERATOR SERVICES (OS)

          19.4.1 Upon request, BA will provide NCI with directory assistance and/or IntraLATA operator services substantially in accordance with the rates and terms set forth in the Directory Assistance and Operator Services Agreement appended hereto as Exhibit C.

          19.4.2 NCI shall arrange at its expense the trunking and other facilities required to transport to and from the designated DA and OS switch locations.

19.5 WHOLESALE BUSY LINE VERIFICATION AND INTERRUPT (BLV/I)

          19.5.1 Wholesale Busy Line Verification permits the operator of one local carrier

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

                 NCI - BELL ATLANTIC Interconnection Agreement

to request the status of access lines (conversation in progress, available to receive calls, or out of order) that are served by another local carrier. Interrupt allows the operator of one local carrier to request interruption of conversation on access lines that have been determined to be in use.

          19.5.2 If Local Carrier A decides or is required by a regulatory body of competent jurisdiction to offer BLV/I services to enable its Customers to verify and/or interrupt calls of Local Carrier B's Customers, the operator bureau of Local Carrier B shall accept and respond to Wholesale BLV/I requests from the operator bureau of Local Carrier A. NCI and Bell Atlantic shall compensate the other Local Carrier for Wholesale BLV/I inquiries in accordance with the rates of the other Local Carrier's Tariff or at the rates specified in Exhibit A of this Agreement for Wholesale BLV/I.

          19.5.3 The Local Carrier B operator shall only verify the status of the line or interrupt the line to inform the called party that another caller is attempting to reach them. The Local Carrier B operator will not complete the telephone call of the Customer initiating the BLV/I request. The Local Carrier B operator will make only one Wholesale BLV/I attempt per operator bureau telephone request, and the applicable charges apply whether or not the called party releases the line. Wholesale BLV/I cannot be performed on telephone numbers utilizing a "call forwarding" feature. The operator shall respond to only one telephone number per call on requests for Wholesale BLV/1.

          19.5.4 Each Local Carrier shall route Wholesale BLV/I traffic inquiries over separate direct trunks groups (and not the Local/IntraLATA/InterLATA Trunks) established between the Local Carriers' respective operator bureaus. Each Party shall offer interconnection for Wholesale BLV/I traffic at its operator services switch serving the LATA or other mutually agreed point within the LATA. Unless otherwise mutually agreed, the Parties shall configure Wholesale BLV/I trunks over the Interconnection architectures in accordance with the terms of Section 4 of this Agreement. Local Carrier A shall outpulse the appropriate NPA, ATC Code, and Routing Code (operator code) to Local Carrier B.

20.0 COORDINATION WITH TARIFF TERMS

     20.1 The Parties acknowledge that some of the services, facilities, and arrangements described herein are or will be available under and subject to the terms of the federal or state tariffs of the other Party applicable to such services, facilities, and arrangements. To the extent a Tariff of the providing Party applies to any service, facility, and arrangement described herein, the Parties agree as follows:

          20.1.1 Those rates and charges set forth in Exhibit A for the services, facilities, and arrangements described herein that reference or are identical to a rate contained in an existing Tariff of the providing Party, shall conform with those contained in the then-prevailing Tariff and vary in accordance with any changes that may be made to the Tariff rates and charges subsequent to the Effective Date.

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                 NCI - BELL ATLANTIC Interconnection Agreement

          20.1.2 As applied to wholesale discount rates, unbundled Network Elements or termination of Reciprocal Compensation Traffic and other Interconnection services purchased for the provision of Telephone Exchange Service or Exchange Access, the rates and charges set forth in Exhibit A shall apply until such time as they are replaced by new rates as may be approved by the Commission from time to time, subject to a stay or other order issued by any court of competent jurisdiction. At such time(s) as such new rates have been approved by the Commission, the Parties shall amend Exhibit A to reflect the new approved rates.

     20.2 Except with respect to the rates and charges described in subsection
20.1 above, all other terms contained in an applicable Tariff of the providing Party shall apply in connection with its provision of the particular service, facility, and arrangement hereunder.

21.0 INSURANCE

     21.1 At all times during the term of this Agreement each Party shall keep and maintain in force at each Party's expense all insurance required by law (e.g., workers' compensation insurance) as well as general liability insurance for personal injury or death to any one person, property damage resulting from any one incident, automobile liability with coverage for bodily injury for property damage. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self insurance).

22.0 TERM AND TERMINATION

     22.1 This Agreement shall be effective as of the date first above written and continue in effect until June 24, 2000, and thereafter the Agreement shall continue in force and effect unless and until terminated as provided herein. Upon the expiration of the initial term, either Party may terminate this Agreement by providing written notice of termination to the other Party, such written notice to be provided at least ninety (90) days in advance of the date of termination. In the event of such termination, those service arrangements made available under this Agreement and existing at the time of termination shall continue without interruption under (a) a new agreement executed by the Parties, (b) standard Interconnection terms and conditions approved and made generally effective by the Commission, (c) Tariff terms and conditions generally available to CLECs, or (d) if none of the above is available, under the terms of this Agreement on a month-to-month basis until such time as (a), (b), or (c) becomes available.

     22.2 For service arrangements made available under this Agreement and existing at the time of termination, if the standard Interconnection terms and conditions or Tariff terms and conditions result in the non-terminating Party physically rearranging facilities or incurring programming expense, the non-terminating Party shall be entitled to recover such rearrangement or programming costs from the terminating Party, provided that such non-terminating Party advised the other Party of such expenses in writing within a reasonable time after they were

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                 NCI - BELL ATLANTIC Interconnection Agreement

incurred.

     22.3 If either Party defaults in the payment of any amount due hereunder, or if either Party violates any other provision of this Agreement, and such default or violation shall continue for sixty (60) days after written notice thereof, the other Party may terminate this Agreement and services hereunder by written notice; provided the other Party has provided the defaulting Party and the appropriate federal and/or state regulatory bodies with written notice at least twenty-five (25) days prior to terminating service. Notice shall be posted by overnight mail, return receipt requested. If the defaulting Party cures the default or violation within the twenty-five (25) day period, the other Party will not terminate service or this Agreement but shall be entitled to recover all costs, if any, incurred by it in connection with the default or violation, including, without limitation, costs incurred to prepare for the termination of service.

23.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

24.0 CANCELLATION CHARGES

     Except as provided in this Agreement or as otherwise provided in any applicable Tariff, no cancellation charges shall apply.

25.0 INDEMNIFICATION

     25.1 Each Party agrees to release, indemnify, defend and hold harmless the other Party from and against all losses, claims, demands, damages, expenses, suits or other actions, or any liability whatsoever, including, but not limited to, costs and attorneys' fees (collectively, a "Loss"), (a) whether suffered, made, instituted, or asserted by any other party or person, relating to personal injury to or death of any person, or for loss, damage to, or destruction of real and/or personal property, whether or not owned by others, arising from transactions or activities relating to this Agreement and to the extent proximately caused by the negligent or willful acts or omissions of the indemnifying Party, regardless of the form of action, (b) suffered, made, instituted, or asserted by its own customer(s) against the other Party arising out of the other Party's provision of services to the indemnifying Party under this Agreement, (c) claims for libel, slander, infringement of copyright arising from the material transmitted over the Indemnified Party's facilities arising from the Indemnifying Party's own communications or the communications of such Indemnifying Party's Customers, or (d) claims for infringement of patents arising from combining the Indemnified Party's facilities or services with, or the using of the Inderrinified Party's services or facilities in connection with, facilities of the Indemnifying

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

                 NCI - BELL ATLANTIC Interconnection Agreement

Party. Notwithstanding the foregoing indemnification, nothing in this Section
25.0 shall affect or limit any claims, remedies, or other actions the indemnifying Party may have against the indemnified Party under this Agreement, any other contract, or any applicable Tariff(s), regulations or laws for the indemnified Party's provision of said services.

     25.2 The indemnification provided herein shall be conditioned upon:

          (a) The indemnified Party shall promptly notify the indemnifying Party of any action taken against the indemnified Party relating to the indemnification.

          (b) The indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the indemnified Party may engage separate legal counsel only at its sole cost and expense.

          (c) In no event shall the indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the indemnified Party, which consent shall not be unreasonably delayed or withheld. However, in the event the settlement or judgment requires a contribution from or affects the rights of the Indemnified Party, the Indemnified Party shall have the right to refuse such settlement or judgment and, at its own cost and expense, take over the defense against such Loss, provided that in such event the indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the indemnified Party against, the Loss for any amount in excess of such refused settlement or judgment.

          (d) The indemnified Party shall, in all cases, assert any and all provisions in its Tariffs that limit liability to third parties as a bar to any recovery by the third party claimant in excess of such limitation of liability.

          (e) The indemnified Party shall offer the indemnifying Party all reasonable cooperation and assistance in the defense of any such action.

     25.3 Notwithstanding this indemnification provision or any other provision in the Agreement, neither Party, nor its parent, subsidiaries, affiliates, agents, servants, or employees shall be liable to the other for "Consequential Damages" as that term is described in Section 26.2 below.

26.0 LIMITATION OF LIABILITY

     26.1 Except as provided in Section 25 and 27, no liability shall attach to either Party, its parents, subsidiaries, affiliates, agents, servants or employees for damages arising from errors, mistakes, omissions, interruptions, or delays in the course of establishing, furnishing, rearranging, moving, terminating, changing, or providing or failing to provide services or facilities (including the obtaining or furnishing of information with respect thereof or with respect to users of the services or facilities) in the absence of gross negligence or willful

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

                 NCI - BELL ATLANTIC Interconnection Agreement

misconduct.

     26.2 Neither Party shall be liable to the other in connection with the provision or use of services offered under this Agreement for indirect, incidental, consequential, reliance or special damages, including (without limitation) damages for lost profits (collectively, "Consequential Damages"), regardless of the form of action, whether in contract, warranty, strict liability, or tort, including, without limitation, negligence of any kind, even if the other Party has been advised of the possibility of such damages.

     26.3 The Parties agree that neither Party shall be liable to the customers of the other Party in connection with its provision of services to the other Party under this Agreement. Nothing in this Agreement shall be deemed to create a third party beneficiary relationship between the Party providing the service and the customers of the Party purchasing the service. In the event of a dispute involving both Parties with a customer of one Party, both Parties shall assert the applicability of any limitations on liability to customers that may be contained in either Party's applicable Tariff(s).

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

                 NCI - BELL ATLANTIC Interconnection Agreement

27.0 PERFORMANCE STANDARDS FOR SPECIFIED ACTIVITIES

     27.1 PERFORMANCE STANDARDS

     BA shall provide the Interconnection and unbundled Network Elements contemplated hereunder in accordance with the performance standards set forth in
Section 251(c) of the Act and the FCC Regulations.

     27.2 PERFORMANCE REPORTING

          27.2.1 At such time as BA makes available the Performance Monitoring Reports described by the FCC Order in the Application of BELL ATLANTIC Corporation, Transferee, For Consent to Transfer Control of BELL ATLANTIC Corporation and its Subsidiaries, NSD-L-96-10, Memorandum Opinion and Order (August 14, 1997) ("the FCC Merger Order") to other Telecommunications Carriers purchasing Interconnection from BA, BA shall provide NCI with the Performance Monitoring Reports applicable to NCI in accordance with the requirements of said FCC Merger Order.

          27.2.2 NCI agrees that the performance information included in the Performance Monitoring Reports is confidential and proprietary to BA, and shall be used by NCI solely for internal performance assessment purposes, for purposes of joint NCI and BA assessments of service performance, and for reporting to the Commission, the FCC, or courts of competent jurisdiction, under cover of an agreed-upon protective order, for the sole purpose of enforcing BA's obligations hereunder. NCI shall not otherwise disclose this information to third parties.

     27.3 LIQUIDATED DAMAGES

     At any time during the effectiveness of this Agreement, NCI shall have the right to select any liquidated damages mechanism adopted by the FCC pursuant to the FCC Merger Order or by the DTE in the Consolidated Arbitrations and to have such mechanism incorporated into, and effective with respect to performance under, this Agreement.

28.0 COMPLIANCE WITH LAWS; REGULATORY APPROVAL

     28.1 Each Party shall promptly notify the other Party in writing of any governmental action that suspends, cancels, withdraws, limits, or otherwise materially affects its ability to perform its obligations hereunder.

     28.2 The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC as an integral part of BA's application pursuant to Section 271 (d) of the Act. The Parties covenant and agree that this Agreement is satisfactory to them as an agreement under
Section 251 of the Act. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification. The Parties, however, reserve the right to seek regulatory

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                 NCI - BELL ATLANTIC Interconnection Agreement

relief and otherwise seek redress from each other regarding performance and implementation of this Agreement, including, without limitation, the conformance of this Agreement to the FCC Regulations as provided in subsection 28.3 below.

     28.3 The Parties recognize that the FCC has issued and may continue to issue regulations implementing Sections 251, 252, and 271 of the Act that affect certain terms contained in this Agreement. In the event that any one or more of the provisions contained herein is inconsistent with any applicable rule contained in such FCC Regulations or, in BA's reasonable determination, affects BA's application pursuant to Section 271 (d) of the Act, the Parties agree to make only the minimum revisions necessary to eliminate the inconsistency or amend the application-affecting provision(s). Such minimum revisions shall not be considered material, and shall not require further Commission approval (beyond any Commission approval required under Section 252(e) of the Act).

     28.4 In the event any Applicable Law other than the FCC Regulations requires modification of any material term(s) contained in this Agreement, either Party may require a renegotiation of the term(s) that require direct modification as well as of any term(s) that are reasonably affected thereby. If neither Party requests a renegotiation or if an Applicable Law requires modification of any non-material term(s), then the Parties agree to make only the minimum modifications necessary, and the remaining provisions of this Agreement shall remain in full force and effect.

     28.5 Compliance with the Communications Assistance for Law Enforcement Act of 1994 ("CALEA"). Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with CALEA. Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

29.0 MISCELLANEOUS

     29.1 AUTHORIZATION

          29.1.1 BA is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

          29.1.2 NCI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     29.2 INDEPENDENT CONTRACTOR

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                 NCI - BELL ATLANTIC Interconnection Agreement

     Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

     29.3 FORCE MAJEURE

     Neither Party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such Party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including, without limitation: adverse weather conditions, fire, explosion, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any government or legal body; or labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts; or delays caused by the other Party or by other service or equipment vendors; or any other circumstances beyond the Party's reasonable control. In such event, the affected Party shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interferences (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party's obligations relate to the performance so interfered with). The affected Party shall use its best efforts to avoid or remove the cause(s) of non-performance and both Parties shall proceed to perform with dispatch once the cause(s) are removed or cease.

     29.4 CONFIDENTIALITY

          29.4.1 All information, including but not limited to specification, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, (i) furnished by one Party to the other Party dealing with customer specific, facility specific, or usage specific information, other than customer information communicated for the purpose of publication or directory database inclusion, or (ii) in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as "Confidential" or "Proprietary," or (iii) communicated orally and declared to the receiving Party at the time of delivery, and by written notice given to the receiving Party within ten (10) days after delivery, to be "Confidential" or "Proprietary" (collectively referred to as "Proprietary Information"), shall remain the property of the disclosing Party. With respect to the information described in (i) above, the Party furnishing the information shall use reasonable efforts to mark such information at the time of delivery as "Confidential" or "Proprietary."

          29.4.2 Each Party shall keep all of the other Party's Proprietary Information confidential in the same manner it holds its own Proprietary Information confidential (which in all cases shall be no less than reasonable) and shall use the other Party's Proprietary Information only for performing the covenants contained in this Agreement. Neither Party shall use the other Party's Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing.

          29.4.3 Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to such Proprietary Information that:

          (a) was, at the time of receipt, already known to the receiving Party free of any obligation to keep it confidential as evidenced by written records prepared prior to delivery by the disclosing Party; or

          (b) is or becomes publicly known through no wrongful act of the receiving Party; or

          (c) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; or

          (d) is independently developed by an employee, agent, or contractor of the receiving Party that is not involved in any manner with the provision of services pursuant to this Agreement and does not have any direct or indirect access to the Proprietary Information; or

          (e) is approved for release by written authorization of the disclosing Party; or

          (f) is required to be made public by the receiving Party pursuant to applicable law or regulation, provided that the receiving Party shall give sufficient notice of the requirement to the disclosing Party to enable the disclosing Party to seek protective orders.

          29.4.4 Upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic, electromagnetic or otherwise, except that the receiving Party may retain one copy for archival purposes only.

          29.4.5 Notwithstanding any other provision of this Agreement, the provisions of this subsection 29.4 shall apply to all Proprietary Information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the Effective Date.

     29.5 CHOICE OF LAW

     The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the state in which this Agreement is to be performed, except for its conflicts of laws provisions. In addition, insofar as and to the extent federal law may apply, federal law will control.

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     29.6 TAXES

     Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party.

     29.7 ASSIGNMENT

     Either Party may assign this Agreement or any of its rights or obligations hereunder to a third party, including, without limitation, its parent or other affiliate, with the other Party's prior written consent, which consent shall not be unreasonably delayed or withheld upon the provision of reasonable evidence by the proposed assignee that it has the resources, ability, and authority to provide satisfactory performance under this Agreement. Any assignment or delegation in violation of this subsection 29.7 shall be void and ineffective and constitute a default of this Agreement.

     29.8 BILLING AND PAYMENT; DISPUTED AMOUNTS

          29.8.1 Except as may otherwise be provided in this Agreement, each Party shall submit on a monthly basis an itemized statement of charges incurred by the other Party during the preceding month(s) for services rendered hereunder. Payment of billed amounts under this Agreement, whether billed on a monthly basis or as otherwise provided herein, shall be due, in immediately available U.S. funds, within thirty (30) days of the date of such statement.

          29.8.2 Although it is the intent of both Parties to submit timely and accurate statements of charges, failure by either Party to present statements to the other Party in a timely manner shall not constitute a breach or default, or a waiver of the right to payment of the incurred charges, by the billing Party under this Agreement, and the billed Party shall not be entitled to dispute the billing Party's statement(s) based on such Party's failure to submit them in a timely fashion.

          29.8.3 If any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party") shall within thirty (30) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes ("Disputed Amounts") and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) all

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

Disputed Amounts into an interest bearing escrow account with a third Party escrow agent mutually agreed upon by the Parties.

          29.8.4 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within ninety (90) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

          29.8.5 If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to subsection 29.9, then either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity. The Commission may direct release of any or all funds (including any accrued interest) in the escrow account, plus applicable late fees, to be paid to either Party.

          29.8.6 The Parties agree that all negotiations pursuant to this subsection 29.8 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

          29.8.7 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1- 1/2%) per month or (ii) the highest rate of interest that may be charged under applicable law.

     29.9  DISPUTE RESOLUTION

     Any dispute between the Parties regarding the interpretation or enforcement of this Agreement or any of its terms shall be addressed by good faith negotiation between the Parties, in the first instance. Should such negotiations fail to resolve the dispute in a reasonable time, either Party may initiate an appropriate action in any regulatory or judicial forum of competent jurisdiction.

     29.10 NOTICES

     Except as otherwise provided in this Agreement, notices given by one Party to the other Party under this Agreement shall be in writing and shall be (a) delivered personally, (b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested, or (d) delivered by telescope to the following addresses of the
Parties:

          To NCI:

          Nathaniel Morse, President
          Norfolk County Internet, Inc.
          Unit 12A Depot Plaza
          13-25 Main Street
          Franklin, MA 02038

          Facsimile: (508)520-1382

          with a copy to:

          Emmett Lyne, Esq.
          Rich, May, Bilodeau & Flaherty, P.C.
          The Old South Building
          294 Washington Street
          Boston, MA 02108

          Facsimile: (617)556-3889

          To BA:

          BELL ATLANTIC
          1095 Avenue of Americas
          40th Floor
          New York NY 10036
          Attn: President - Telecommunications Industry Services
          Facsimile: (212)597-2585
          with a copy to:

          BELL ATLANTIC
          1095 Avenue of Americas
          40th Floor
          New York, NY 10036
          Attn: General Counsel
          Facsimile: (212)597-2560

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail, or (iv) on the date set forth on the confirmation in the case of telecopy.

     29.11 SECTION 252(I) OBLIGATIONS

           29.11.1 To the extent required under Applicable Law, BA shall make available to NCI any interconnection, service or network element provided under an agreement approved by the Commission under Section 252 of the Act to which BA is a party upon the same terms and conditions as those provided in the agreement.

     29.12 JOINT WORK PRODUCT

     This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

     29.13 NO THIRD PARTY BENEFICIARIES; DISCLAIMER OF AGENCY

     This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

     29.14 NO LICENSE

           29.14.1 Except as may be expressly provided herein, nothing in this Agreement shall be construed as the grant of a license with respect to any patent, copyright, trademark, trade name, trade secret or any other proprietary or intellectual property now or hereafter owned, controlled or licensable by either Party. Neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret or other intellectual property right of the other Party except in accordance with the terms of a separate license agreement between the Parties granting such rights.

           29.14.2 Neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other Party or its customers based on or arising from any claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision of any facilities by either Party under this Agreement, alone or in combination with that of the other Party, constitutes direct, vicarious or contributory infringement or inducement to infringe, misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any Party or third party. Each Party, however, shall offer to the other reasonable cooperation and assistance in the defense of any such claim.

           29.14.3 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE USE BY THE PARTIES OF THE OTHER'S FACILITIES, ARRANGEMENTS, OR SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT GIVE RISE TO A CLAIM BY ANY THIRD PARTY OF INFRINGEMENT, MISUSE, OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT OF SUCH THIRD PARTY.

     29.15 TECHNOLOGY UPGRADES

     Nothing in this Agreement shall limit the ability of either Party to upgrade its network through the incorporation of new equipment, new software or otherwise. The Party making the upgrade shall provide written notice to the other Party at least ninety (90) days prior to the incorporation of any such upgrades in its network that will materially affect the service of the other Party, and shall exercise reasonable efforts to provide at least one hundred eighty (180) days notice where practicable. In addition, each Party shall comply with the FCC Network Disclosure rules set forth in the FCC Regulations to the extent applicable. Each Party shall be solely responsible for the cost and effort of accommodating such changes in its own network.

     29.16 SURVIVAL

     The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

     29.17 ENTIRE AGREEMENT

     The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications.

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     29.18 COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     29.19 MODIFICATION, AMENDMENT, SUPPLEMENT, OR WAIVER

     No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties. A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options.

     29.20 SUCCESSORS AND ASSIGNS

     This Agreement shall be binding on and inure to the benefit of the Parties and their respective legal successors and permitted assigns.

     29.21 PUBLICITY AND USE OF TRADEMARKS OR SERVICE MARKS

     Neither Party nor its subcontractors or agents shall use the other Party's trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party's prior written consent.

     29.22 RESTRUCTURED/NEW RATES

     Nothing in this Agreement shall affect or limit (i) BA's right to introduce a new element or service not offered to NCI under this Agreement on the Effective Date of this Agreement, or (ii) BA's right to modify, restructure or change an existing element or service and to charge NCI such rates as approved by the DTE for such modified, restructured or altered element or service. BA shall be entitled to recover from NCI such new, additional or restructured rates, charges or prices at such time and subject to such true-up arrangements as may be ordered or approved by the DTE.

     29.23 INTEGRITY OF NETWORKS

     The Parties acknowledge that BA, at its election, may deploy fiber throughout its network and that such fiber deployment may inhibit or facilitate NCI's ability to provide service using certain technologies. Notwithstanding any other provision of this Agreement, either Party shall have the right to deploy, upgrade, migrate and maintain its network at its discretion.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this ______ day of ________, 199__

NORFOLK COUNTY INTERNET, INC.                BELL ATLANTIC - MASSACHUSETTS

By: _____________________                    By: _______________________

Printed: ________________                    Printed: Jeffrey A. Masoner
                                                      ------------------
Title: __________________                    Title: Vice President -
                                                    --------------
                                             Interconnection Services
                                             ------------------------

SCHEDULE 1.0

                      CERTAIN TERMS AS DEFINED IN THE ACT

     "Affiliate" means a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term "own" means to own an equity interest (or the equivalent thereof) of more than ten percent (10%).

     "Dialing Parity" means that a person that is not an Affiliate of LEC is able to provide Telecommunications Services in such a manner that Customers have the ability to route automatically, without the use of any access code, their Telecommunications to the Telecommunications Services provider of the Customer's designation from among two (2) or more Telecommunications Services providers (including such LEC).

     "Exchange Access" means the offering of access to Telephone Exchange Services or facilities for the purpose of the origination or termination of Telephone Toll Services.

     "InterLATA Service" means Telecommunications between a point located in a local access and transport area and a point located outside such area.

     "Local Access and Transport Area" or "LATA" means a contiguous geographic area: (a) established before the date of enactment of the Act by a Bell operating company such that no Exchange Area includes points within more than one (1) metropolitan statistical area, consolidated metropolitan statistical area, or State, except as expressly permitted under the AT&T Consent Decree; or
(b) established or modified by a Bell operating company after such date of enactment and approved by the FCC.

     "Local Exchange Carrier" means any person that is engaged in the provision of Telephone Exchange Service or Exchange Access. Such term does not include a person insofar as such person is engaged in the provision of a commercial mobile service under Section 332(c) of the Act, except to the extent that the FCC finds that such service should be included in the definition of such term.

     "Network Element" means a facility or equipment used in the provision of a Telecommunications Service. Such term also includes features, functions, and capabilities that are provided by means of such facility or equipment, including subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a Telecommunications Service.

     "Number Portability" means the ability of users of telecommunications services to retain, at the same location, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

     "Telecommunications" means the transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the information as sent and received.

     "Telecommunications Carrier" means any provider of Telecommunications Services, except that such term does not include aggregators of Telecommunications Services (as defined in Section 226 of the Communications
Act).

     "Telecommunications Service" means the offering of Telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

     "Telephone Exchange Service" means (a) service within a telephone exchange within a connected system of telephone exchanges within the same exchange area operated to furnish subscribers intercommunicating service of the character ordinarily fumished by a single exchange, and which is covered by the exchange service charge, or (b) comparable service provided through a system of switches, transmission equipment, or other facilities (or combination thereof) by which a subscriber can originate and terminate a telecommunications service.

     "Telephone Toll Service" means telephone service between stations in different exchange areas for which there is made a separate charge not included in contracts with subscribers for exchange service.

SCHEDULE 4.0 NETWORK INTERCONNECTION SCHEDULE

LATA           NCI-IP    BA-IP          Activation Date

EXHIBIT B

                       NETWORK ELEMENT BONA FIDE REQUEST

     1. Each Party shall promptly consider and analyze access to a new unbundled Network Element with the submission of a Network Element Bona Fide Request hereunder. The Network Element Bona Fide Request process set forth herein does not apply to those services requested pursuant to Report & Order and Notice of Proposed Rulemaking 91-141 (rel. Oct. 19, 1992) T 259 and n.603 or subsequent orders.

     2. A Network Element Bona Fide Request shall be submitted in writing and shall include a technical description of each requested Network Element.

     3. The requesting Party may cancel a Network Element Bona Fide Request at any time, but shall pay the other Party's reasonable and demonstrable costs of processing and/or implementing the Network Element Bona Fide Request up to the date of cancellation.

     4. Within ten (10) business days of its receipt, the receiving Party shall acknowledge receipt of the Network Element Bona Fide Request.

     5. Except under extraordinary circumstances, within thirty (30) days of its receipt of a Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a preliminary analysis of such Network Element Bona Fide Request. The preliminary analysis shall confirm that the receiving Party will offer access to the Network Element or will provide a detailed explanation that access to the Network Element is not technically feasible and/or that the request does not qualify as a Network Element that is required to be provided under the Act.

     6. If the receiving Party determines that the Network Element Bona Fide Request is technically feasible and otherwise qualifies under the Act, it shall promptly proceed with developing the Network Element Bona Fide Request upon receipt of written authorization from the requesting Party. When it receives such authorization, the receiving Party shall promptly develop the requested services, determine their availability, calculate the applicable prices and establish installation intervals.

     7. Unless the Parties otherwise agree, the Network Element Requested must be priced in accordance with Section 252(d)(1) of the Act.

     8. As soon as feasible, but not more than ninety (90) days after its receipt of authorization to proceed with developing the Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a Network Element Bona Fide Request quote which will include, at a minimum, a description of each Network Element, the availability, the applicable rates and the installation intervals.

     9. Within thirty (30) days of its receipt of the Network Element Bona Fide Request quote, the requesting Party must either confirm its order for the Network Element Bona Fide Request pursuant to the Network Element Bona Fide Request quote or seek arbitration by the Commission pursuant to Section 252 of the Act.

     10. If a Party to a Network Element Bona Fide Request believes that the other Party is not requesting, negotiating or processing the Network Element Bona Fide Request in good faith, or disputes a determination, or price or cost quote, or is failing to act in accordance with Section 251 of the Act, such Party may seek mediation or arbitration by the Commission pursuant to Section 252 of the Act.

                                                                      APPENDIX 2

                 SCHEDULE 4.0 NETWORK INTERCONNECTION SCHEDULE

LATA           FOCAL-IP            BA-IP          Activation Date

TBD            TBD                 TBD            TBD